UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACCEL ENTERTAINMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 21, 2024
Dear Accel Entertainment Stockholders:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Accel Entertainment, Inc. (the “Annual Meeting”), which will be held on Thursday, May 9, 2024, at 1:00 p.m., Central Time. We intend to hold our annual meeting virtually, and the meeting will be accessible on the following website: http://www.virtualshareholdermeeting.com/ACEL2024.
It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials, as such number will be required for our stockholders to gain access to any meeting held solely by means of remote communication.
At the Annual Meeting, we will ask you to (1) elect two members of our board of directors; (2) approve, on a non-binding advisory basis, the compensation of our named executive officers; and (3) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
We have elected to provide access to the proxy materials over the internet, other than to those stockholders who requested a paper copy, under the Securities and Exchange Commission’s “notice and access” rules to reduce the environmental impact and cost of our Annual Meeting. However, if you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the internet, by telephone, or by mail, in accordance with the instructions included in the proxy materials.
On behalf of the board of directors, we would like to thank you for your continued interest and investment in Accel Entertainment, Inc.
Sincerely,
/s/ Andrew Rubenstein
Andrew Rubenstein
President and Chief Executive Officer

ACCEL ENTERTAINMENT, INC.
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Thursday, May 9, 2024, at 1:00 p.m., Central Time.

Place:	Virtual only: http://www.virtualshareholdermeeting.com/ACEL2024

Items of Business:	(1) To elect two Class II directors to serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified.

(2) To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement.

(3) To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

(4) To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Adjournments and Postponements:	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date:	Holders of record of our Class A-1 common stock as of the close of business on March 15, 2024, will be entitled to notice of, and to vote at, the Annual Meeting.

Voting:	Your vote is very important. All stockholders as of the record date are cordially invited to attend the Annual Meeting and vote. To assure your representation at the meeting, however, we urge you to vote by proxy as promptly as possible over the Internet or by phone as instructed in the Notice of Internet Availability of Proxy Materials or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. You may vote during the meeting even if you have previously returned a proxy.
By Order of the Board of Directors,
/s/ Derek Harmer
Derek Harmer
General Counsel and Chief Compliance Officer
This Notice of Annual Meeting and the accompanying proxy statement and form of proxy are being distributed and made available on or about March 21, 2024.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder
Meeting to be held on May 9, 2024.
The proxy statement and our 2023 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available at www.proxyvote.com and at www.accelentertainment.com on the “Investor Relations” page.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should review all of the information contained in the proxy statement before voting.
Annual Meeting of Stockholders

Date:	Thursday, May 9, 2024
Time:	1:00 p.m., Central Time
Location:	Virtual only: http://www.virtualshareholdermeeting.com/ACEL2024
Record Date:	Friday, March 15, 2024
Voting:	Stockholders as of the record date are entitled to vote. Each share of Class A-1 common stock is entitled to one vote.
Proposals and Voting Recommendations

		Board Recommendation	Page
Proposal 1	Election of Directors
	Gordon Rubenstein	For	20
	David W. Ruttenberg	For	20
Proposal 2	Approval, on a non-binding advisory basis, of the compensation of our named executive officers	For	50
Proposal 3	Ratification of our independent registered public accounting firm	For	52
Voting Methods
You can vote in one of four ways:
•Visit www.proxyvote.com to vote VIA THE INTERNET
•Call 1-800-690-6903 to vote BY TELEPHONE
•Sign, date and return your proxy card in the prepaid enclosed envelope to vote BY MAIL
•Attend the meeting to vote DURING THE MEETING
To reduce our administrative and postage costs and the environmental impact of the Annual Meeting, we encourage stockholders to vote via the Internet or by telephone, both of which are available 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 8, 2024. Stockholders may revoke their proxies at the times and in the manners described on page 8 of this proxy statement.
If your shares are held in “street name” through a bank, broker or other holder of record, you will receive voting instructions from the holder of record that you must follow in order for your shares to be voted. If you wish to vote during the meeting, you must obtain a legal proxy from the bank, broker or other holder of record that holds your shares.

ACCEL ENTERTAINMENT, INC.
2024 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION

This proxy statement and the enclosed form of proxy are solicited on behalf of Accel Entertainment, Inc., (the “Company,” “Accel” or “we,” “us” and “our”) a Delaware corporation, by our board of directors for use at the 2024 Annual Meeting of Stockholders (referred to as the “Annual Meeting”) and any postponements or adjournments thereof. The Annual Meeting will be held virtually on Thursday, May 9, 2024, at 1:00 p.m., Central Time. The meeting will be accessible on the following website: http://www.virtualshareholdermeeting.com/ACEL2024. It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials, as such number will be required for our stockholders to gain access to any meeting held solely by means of remote communication.
Internet Availability of Proxy Materials
In accordance with rules adopted by the Securities and Exchange Commission (referred to as the “SEC”) that allow companies to furnish their proxy materials over the Internet, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy statement and our 2023 Annual Report to our stockholders (our “2023 Annual Report”). The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents and vote over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our 2023 Annual Report, and a form of proxy card. We believe this process will allow us to provide our stockholders the information they need in a more timely manner, while reducing the environmental impact and lowering our costs of printing and delivering the proxy materials.
These proxy solicitation materials are being first released on or about March 21, 2024, to all stockholders entitled to vote at the meeting.
Record Date
Stockholders of record at the close of business on March 15, 2024, which we have set as the record date, are entitled to notice of and to vote at the meeting.
Number of Outstanding Shares
On the record date, there were 83,775,604 outstanding shares of our Class A-1 common stock, par value $0.0001 per share (“Class A-1 common stock”).
Requirements for a Quorum
The holders of a majority of the issued and outstanding shares of Class A-1 common stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting under our bylaws and Delaware state law. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of Class A-1 common stock held on all matters to be voted on at the meeting.

Votes Required for Each Proposal
•Proposal No. 1: Directors shall be elected by a plurality of the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Therefore, the two nominees who receive the greatest number of affirmative votes cast shall be elected as directors. We do not have cumulative voting rights for the election of directors.
•Proposal No. 2: The non-binding advisory vote on the compensation of our named executive officers as disclosed in this proxy statement shall be decided by the affirmative vote of a majority of votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.
•Proposal No. 3: The proposal to ratify KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 shall be decided by the affirmative vote of a majority of votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.
The vote on each matter submitted to stockholders is tabulated separately. Broadridge Financial Solutions, or a representative thereof, will tabulate the votes.
Our Board’s Recommendation for Each Proposal
Our board of directors recommends that you vote your shares:
•“FOR” each of the two Class II director nominees;
•“FOR” the non-binding advisory resolution approving the compensation of our named executive officers as disclosed in this proxy statement; and
•“FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
Voting Instructions
You may vote your shares by proxy by doing any one of the following: vote via the Internet at www.proxyvote.com; call 1-800-690-6903 to vote by telephone; or sign, date and return your proxy or voting instruction card in the prepaid enclosed envelope to vote by mail. When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed.
If a proxy card is properly executed and returned and no voting specification is indicated, the shares will be voted (1) “for” the election of each of the two Class II nominees for director set forth in this proxy statement, (2) “for” the non-binding advisory resolution approving the compensation of our named executive officers as set forth in this proxy statement, (3) “for” the proposal to ratify the appointment of KPMG LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and (4) as the persons specified in the proxy deem advisable in their discretion on such other matters as may come before the meeting. As of the date of this proxy statement, we have received no notice of any such other matters.
If you attend the Annual Meeting, you may vote during the meeting even if you have previously voted via the Internet or by phone or returned a proxy or voting instruction card by mail, and your vote during the meeting will supersede any vote previously cast.
Broker Non-Votes and Abstentions
If you are a beneficial owner of shares held in “street name” and do not provide the broker, bank, or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank, or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is commonly referred to as a “broker non-vote.”
Absent instructions from the beneficial owner of such shares, a broker, bank, other nominee is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only the proposal to ratify KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024 (“Proposal 3”) is considered a routine matter. The proposal for the election of directors (“Proposal 1”), the proposal for the non-binding advisory resolution approving the compensation of our named executive officers as set forth in this proxy statement (“Proposal 2”), and any other proposals presented at the Annual Meeting are non-routine matters. We encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Each broker non-vote and abstention is counted for determining the presence of a quorum. Proposal 1 requires a plurality of votes cast. Abstentions and broker non-votes have no effect on the determination of whether a director nominee has received the vote of a plurality of the shares of Class A-1 common stock present or represented by proxy and cast at the meeting. However, abstentions and broker non-votes could prevent the approval of Proposal 2 and Proposal 3 as they have the same effect as votes “against” each such proposal because they represent shares present and entitled to vote that are not voted in favor of such proposal.
Revoking Proxies
Any stockholder giving a proxy may revoke the proxy at any time before its use by furnishing to us either a written notice of revocation or a duly executed proxy (via internet, telephone or mail) bearing a later date, or by attending the meeting and voting during the meeting. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically vote during the meeting.
Election Inspector
Christen Kozlik of the Company has been selected to serve as the election inspector.
Votes cast by proxy or in person at the meeting will be tabulated by such election inspector, who will determine whether a quorum is present. The election inspector will treat broker non-votes and abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, and as described in the “Broker Non-Votes and Abstentions” section of this proxy statement for purposes of determining the approval of any matter submitted to stockholders for a vote.
Voting Results
The final voting results from the Annual Meeting will be included in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.
Costs of Solicitation of Proxies
We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation. We do not expect to engage or pay any compensation to a third-party proxy solicitor.

Householding
We have adopted a procedure called “householding,” which is permitted by rules of the SEC. Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials, and as applicable, any additional proxy materials that are delivered. A separate proxy card for each stockholder of record will be included in the printed materials. This procedure reduces our printing costs, mailing costs and fees. Upon written request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials or, if applicable, the printed proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials or 2023 Annual Report or, if applicable, the printed proxy materials, please notify us by sending a written request to our General Counsel and Chief Compliance Officer at 140 Tower Drive, Burr Ridge, Illinois 60527. Street name stockholders may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
Availability of our Filings with the SEC and Additional Information
Through our investor relations website, www.accelentertainment.com under the “Investor Relations” page, we make available free of charge all of our SEC filings, including our proxy statements, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, as well as Form 3, Form 4, and Form 5 reports of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will also provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 28, 2024. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our General Counsel and Chief Compliance Officer at our executive offices set forth in this proxy statement.
This proxy statement and our 2023 Annual Report are also available at: http://www.proxyvote.com.
All of our SEC filings can also be accessed through the SEC’s website, http://www.sec.gov.
The Class A-1 common stock of the Company is listed on the New York Stock Exchange (the “NYSE”), and reports and other information on the Company can be reviewed at the office of the NYSE.
Information Deemed Not Filed
Our 2023 Annual Report to Stockholders, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our Company but is not incorporated into this proxy statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Compensation Committee Report” and “Report of the Audit Committee” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

Other Information
As used in this proxy statement, unless the context otherwise requires:
•“Business Combination” refers to the business combination transaction pursuant to which, on November 20, 2019, Pace combined with Legacy Accel, re-domesticated as a Delaware corporation and changed its name “Accel Entertainment, Inc.”;

•“Legacy Accel” refers to Accel Entertainment, Inc., an Illinois corporation;

•“Pace” refers TPG Pace Holdings Corp., a Cayman Islands exempted company, prior to the closing of the Business Combination; and

•“we,” “us,” “our,” “Accel,” and the “Company” refer to Legacy Accel prior to the closing of the Business Combination and to Accel Entertainment, Inc., a Delaware corporation, and, where appropriate, its subsidiaries following the closing of the Business Combination.

CORPORATE GOVERNANCE
Our Board
Our business and affairs are overseen by our board of directors (our “Board”), which currently consists of eight members. Set forth below is biographical information for each of our current directors.

Name	Age	Titles	Director Since
Andrew Rubenstein	55	Chief Executive Officer, President and Director	2010
Karl Peterson(1)(2)(4)	53	Chairman and Director	2017
Gordon Rubenstein	52	Vice Chairman and Director	2010
Eden Godsoe(1)(3)	54	Director	2019
Kathleen Philips(1)(2)(3)(4)	57	Director	2017
Dee Robinson(2)	63	Director	2020
Kenneth B. Rotman	57	Director	2019
David W. Ruttenberg(2)(3)	82	Director	2010
(1) Member of the compensation committee
(2) Member of the nominating and corporate governance committee
(3) Member of the audit committee
(4)Mr. Peterson and Ms. Philips joined the board of Pace in 2017 and joined the board of Accel in connection with the Business Combination in 2019
Andrew Rubenstein has served as Accel’s Chief Executive Officer, Chairman (prior to the Business Combination) and a director since January 2010. In 2009, Mr. Rubenstein founded Accel and served as founding chairman of the board of directors of Legacy Accel (the “Legacy Accel Board”). Prior to serving as Accel’s founding chairman, Mr. Rubenstein was a co-owner and an executive of Seven, LLC and was an owner and operator of the largest liquor store chain in central Illinois by revenue, Super Liquors, Inc. Mr. Rubenstein is a graduate of Brandeis University where he earned a Bachelor of Arts degree, with honors, in Economics and Master of Arts degree in International Finance and Economics. We believe that Mr. Rubenstein’s prior experience as Accel’s founder and CEO makes him well qualified to serve as a member of our Board.
Karl Peterson has served as Accel’s Chairman since 2019. He currently serves as head of Peterson Capital Partners, a family office with numerous public and private investments. In 2022, he retired as a Senior Partner of TPG Global, LLC (“TPG”) and Managing Partner of TPG Pace Group, where he previously headed the firm’s effort to sponsor special purpose acquisition companies and other permanent capital solutions for companies. Mr. Peterson served as a director, President and Chief Executive Officer of Pace from February of 2017 through the consummation of the Business Combination. Previously, he served as a director, President and Chief Executive Officer of Pace Holdings Corp. from its inception in 2015 through its business combination with Playa Hotels & Resorts B.V. in March of 2017. From 2010 through 2016, Mr. Peterson was Managing Partner of TPG Europe LLP. Since rejoining TPG in 2004, Mr. Peterson has led investments for TPG in technology, media, financial services, and travel sectors. Prior to 2004, he was a co-founder and the President and Chief Executive Officer of Hotwire.com. He led the business from its inception through its sale to InterActiveCorp in 2003. Before Hotwire, Mr. Peterson was a principal at TPG in San Francisco, and from 1992 to 1995 he was a financial analyst at Goldman Sachs & Co. LLC. Since 2021, Mr. Peterson has served as a director of Vacasa, Inc., an international vacation rental management company. Since 2017, Mr. Peterson has also served as a director of Playa Hotels & Resorts B.V., an owner, operator and developer of resorts. Since 2007, Mr. Peterson has served as a director of Sabre Inc., a travel technology company, and as chairman of their board from 2020 to April 2022. From 2013 to 2017, Mr. Peterson served as a director on the board of Caesars Acquisition Company, a casino asset and entertainment company. Mr. Peterson has also served on the board of several TPG companies, including TPG Pace Beneficial Finance, as non-executive chair, from 2020 to the present, TPG Pace Solutions in 2021, TPG Pace Tech Opportunities Corp. from 2020 to 2021, and TPG Pace Beneficial II Corp., as non-executive chair, from 2021 to the present.
Mr. Peterson is a graduate of the University of Notre Dame, where he earned a Bachelor of Business Administration Degree with High Honors. Mr. Peterson is well-qualified to serve as a director of our Board because of his significant directorship experience, his broad experience in the technology, media, financial services and travel sectors and his previous role as a director of Pace Holdings Corp.
Gordon Rubenstein is Co-Founder and Vice-Chairman of Accel. Additionally, he is Managing Partner of Raine Ventures where he leads the Raine Group’s venture capital platform. Prior to joining Raine in 2013, Mr. Rubenstein founded and managed Pacific Partners, an operationally-focused venture capital partnership with backing from George Soros, Sam Zell, leading technology executives and entrepreneurs as well as partners from KKR, Silver Lake and Freeman Spogli. In addition, Mr. Rubenstein co-founded Astro Gaming (acquired by Skullcandy (Nasdaq: SKUL)), and Rave Digital Media (acquired by AMC Entertainment). Currently, Mr. Rubenstein serves on the boards of directors of Tastemade Inc., Happn and TVTime. Additionally, Mr. Rubenstein served on the board of directors of Cheddar until stepping down after its sale to Altice (ATUS). In addition, he is an observer to several other Raine Venture partner company boards. Mr. Rubenstein has an A.B. from the University of Michigan. He serves on the San Francisco Education Fund Leadership Counsel and lives in San Francisco with his wife and three children. We believe that Mr. Rubenstein’s experience as the Managing Partner of Raine Ventures and experience with high growth companies, as well as his experience as a co-founder of Accel make him well qualified to serve as a member of our Board.
Eden Godsoe has served as a director since 2019 and is currently a board member, advisor and investor to numerous technology and finance companies. Ms. Godsoe was most recently the Chief Revenue Officer and Chief Operating Officer at Towne. In this role, Ms. Godsoe managed sales, partnerships and all aspects of operations, including customer service and field operations. Prior to Towne, Ms. Godsoe served as Vice President of Operations at Zeus Living where she managed all aspects of operations and growth, including new markets, customer experience, field operations and supply chain. Prior to joining Zeus Living, Ms. Godsoe served as Vice President of Strategy and Market Effectiveness at Sunrun where she was responsible for setting the corporate strategy and operating plan as well as implementing growth and margin initiatives. Prior to Sunrun, Ms. Godsoe was the Founder and CEO of two startups—FaveRave, an employee engagement and workforce insights platform, and SkinnyScoop, a consumer polling and social curation platform. Earlier in her career, Ms. Godsoe was the Director of Sales, Marketing and Customer Service at Comcast and Director of Product Management and Marketing at Covad Communications. Ms. Godsoe began her career as an M&A financial analyst at Morgan Stanley. Ms. Godsoe holds an M.B.A. from Stanford Graduate School of Business and a B.A. in Economics and Philosophy from the University of Western Ontario. Ms. Godsoe also serves on the board of Rogers Bank, a wholly-owned subsidiary of Rogers Communications, that offers innovative credit cards as well as on the advisory boards of two startups, KiKiMi and Mirador Living. She also serves on the boards of two non-profits, the Salvation Army (San Francisco) and SMART, and has previously served on the board of the Stanford Business School. We believe that Ms. Godsoe’s extensive operational experience and business expertise make her well qualified to serve as a member of our Board.
Kathleen Philips has served as a director since 2019. Ms. Philips served as a director of Nerdy, Inc. from 2020 to the present and Apptio from 2017 to 2019. Ms. Philips has also served on the board of several TPG companies, including TPG Pace Beneficial Finance from 2020 to December 2022, TPG Pace Solutions in 2021, and TPG Pace Tech Opportunities Corp. from 2020 to 2021. Ms. Philips has been retired since August 2020. Prior to that time, she served as an advisor at Zillow Group, Inc. from January 2019 until August 2020. During her tenure with Zillow Group, Ms. Philips held many leadership positions, including chief legal officer from September 2014 until December 2018, secretary from July 2010 until December 2018, chief financial officer and treasurer from August 2015 until May 2018, chief operating officer from August 2013 to August 2015 and general counsel from July 2010 to September 2014. Prior to joining Zillow Group, Ms. Philips served as general counsel at FanSnap, Inc., a search engine for live event tickets, from June 2008 to June 2010, as general counsel at Pure Digital Technologies, Inc., the producer of Flip Video camcorders, from September 2007 to June 2008, and as general counsel at StubHub, Inc., an online live event ticket marketplace, from May 2005 to April 2006. Ms. Philips served as general counsel at Hotwire, Inc. from 2001 to 2004 and as its corporate counsel from 2000 to 2001. Ms. Philips was an attorney in private practice at Cooley Godward LLP from 1998 to 2000 and at Stoel Rives LLP from 1997 to 1998. Ms. Philips holds a B.A. in Political Science from the University of California, Berkeley, and a J.D. from the University of Chicago. Ms. Philips is well-qualified to serve as a director of our Board because of her senior management experience at a growth-oriented, publicly-traded company.
Dee Robinson has served as a director since 2020. Drawing on her varied experience in food and beverage, retail, consumer products, advertising, and banking, she founded Robinson Hill, Inc. in 1995, a Chicago-based concessions management firm specializing in retail and restaurants primarily in airports, and the GT Spirits Company. Prior to launching Robinson Hill, Ms. Robinson worked for Johnson & Johnson and subsequently with Leo Burnett. Prior to this, she worked as a commercial loan officer with Ameritrust Bank and financial analyst with Northern Trust. Ms. Robinson has served as a member of the board of Wintrust Bank, N.A., the largest commercial chapter bank of Wintrust Financial Corporation since 2018 and served as a director of Athena Consumer Acquisition Corp. from 2021 to 2023. Ms. Robinson also served as a member of the Illinois Gaming Board from November 2015 until May 2019. Ms. Robinson holds an M.B.A. from Northwestern University, Kellogg School of Management, and a B.A. from the University of Pennsylvania. We believe that Ms. Robinson’s commercial success, public company board service, and gaming experience make her well qualified to serve as a member of our Board.
Kenneth B. Rotman has served as a director since 2019 and is the Chief Executive Officer and Managing Director of Clairvest Group Inc., a publicly-traded Toronto-based private equity firm (Toronto Stock Exchange: CVG) with significant expertise and experience in the gaming industry. He has more than 25 years of experience as a private equity investor. Prior to joining Clairvest in October 1993, Mr. Rotman spent just under three years at E. M. Warburg, Pincus & Co. where Mr. Rotman principally focused on media, communications and manufacturing transactions in North America and the United Kingdom. In addition to serving on the board of directors of Clairvest, he has participated on the boards of numerous public and private companies, including: Also Energy, MAG Aerospace, NovaSource Power Services, Top Aces, Light Tower Rental, PEER 1 Network Enterprises, Hudson Valley Waste, Shepell•fgi, Sparkling Spring Water and Winters Brothers Waste Systems. Mr. Rotman has also served on the board of directors of numerous charitable organizations. He earned a B.A. from Tufts University in 1988, a M.Sc. from the London School of Economics in 1989 and a M.B.A. from New York University Stern School of Business in 1991. We believe that Mr. Rotman’s experience with Clairvest Group Inc., and extensive experience as a private equity investor make him well qualified to serve as a member of our Board.
David W. Ruttenberg has served as a director since 2010. Mr. Ruttenberg founded Belgravia Group Ltd., a real estate development company, in 1989 and served as its Chairman until 2014. In addition, Mr. Ruttenberg is the founder and President of Lakewest, Inc. (a real estate investment company), President of Lakeden Ltd. (a real estate investment company), Partner of Lakewest Venture Partners (a venture investment company), Ruttenberg, Gilmartin and Reis LLC (law firm) and President of The Ruttenberg Foundation (a private operating foundation). Mr. Ruttenberg received his Bachelor of Science degree in Economics from Cornell University, pursued post-graduate studies in economics at London University, School of Economics, and earned his Juris Doctor degree from Northwestern School of Law. We believe that Mr. Ruttenberg’s business expertise, financial acumen and business industry contacts make him well qualified to serve as a member of our Board.

Family Relationships

Gordon Rubenstein is the brother of our Chief Executive Officer, Andrew Rubenstein.
Board Structure
Our amended and restated certificate of incorporation and our amended and restated bylaws provide for a classified board of directors with staggered three-year terms, consisting of the three classes as follows:

Class	Director	Independent
Class I (term expires at 2026 annual meeting)	Karl Peterson	No
	Dee Robinson	Yes
	Andrew Rubenstein	Yes
Class II (term expires at 2024 annual meeting)	Gordon Rubenstein	No
	David W. Ruttenberg	Yes
Class III (term expires at 2025 annual meeting)	Eden Godsoe	Yes
	Kathleen Philips	Yes
	Kenneth B. Rotman	Yes
The Board has determined that Messrs. Peterson, Rotman and Ruttenberg and Mses. Godsoe, Philips and Robinson each qualify as an “independent director,” as defined in the corporate governance rules of the NYSE.
Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.
The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company.
Board Leadership Structure
Our Corporate Governance Guidelines provide that our Board will be free to choose its chairperson in any way that it considers in the best interests of our Company at any giving point in time, and our Nominating and Corporate Governance Committee charter provides that the committee will periodically consider the leadership structure of our Board and make such recommendations to our Board with respect thereto as appropriate. Our Board currently believes that it should maintain flexibility in determining the Board leadership structure that is appropriate for the Company at a given time.
Currently, our leadership structure separates the roles of Chairman of the Board and Chief Executive Officer, with Mr. Andrew Rubenstein serving as our Chief Executive Officer and Mr. Peterson serving as our Chairman of the Board. Our Board believes that separating these roles provides the appropriate balance between strategy development, flow of information between management and the Boards, and oversight of management. We believe this provides guidance for our Board, while also positioning our Chief Executive Officer as the leader of the Company in the eyes of our customers, employees, and other stakeholders. As Chairman, Mr. Peterson, among other responsibilities, presides over regularly scheduled meetings of the Board, serves as a liaison between the directors, and performs such additional duties as our Board may otherwise determine and delegate. Our Board recognizes the time, effort, and energy that Mr. Andrew Rubenstein is required to devote to his position as our Chief Executive Officer in the current business environment, as well as the commitment required for a person to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. By having Mr. Peterson serve as Chairman of the Board, Mr. Andrew Rubenstein is better able to focus his attention on running our Company. Additionally, Mr. Gordon Rubenstein serves as the Vice Chairman of the Board. His responsibilities as Vice Chairman include acting as a resource to other members of the Board in respect of industry practices, competitive landscape, regulatory issues, business opportunities and other matters, and leading Board meetings in conjunction with the Chairman of the Board, Mr. Peterson, or acting in such capacity in his absence.
The Board’s Role in Risk Oversight
Although our management is primarily responsible for managing our risk exposure on a daily basis, our Board oversees the risk management processes. Our Board, as a whole, determines the appropriate level of risk for our Company, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our Board administers this risk management oversight function, our Audit Committee supports our Board in discharging its oversight duties and addresses risks inherent in its area, including with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. Our Compensation Committee assists our Board in assessing and mitigating any risks that may be created by our compensation plans, practices and policies. Our Nominating and Corporate Governance Committee is charged with assisting our Board in fulfilling its oversight responsibilities with respect to the management of risk associated with Board membership and corporate governance as well as legal compliance risk.
Hedging Policy
Our insider trading policy prohibits Accel employees, officers and directors from engaging in hedging or monetization transactions involving Accel securities, including, among other things, zero-cost collars and forward sale contracts or the contribution of Accel securities to exchange funds that could be interpreted as having the effect of hedging in Accel securities. Additionally, our insider trading policy prohibits Accel employees, officers and directors from engaging in transactions involving options or other derivative securities on Accel’s securities, such as puts and calls, whether on an exchange or in any other market, engaging in short sales of Accel’s securities, including short sales “against the box,” and using or pledging Accel securities as collateral in a margin account or as collateral for a loan.
Board Participation
Our Board held four meetings in fiscal year 2023. During fiscal year 2023, all of our directors attended all of the meetings of our Board and of the committees on which he or she serves or served. All of our directors attended the 2023 Annual Meeting of Stockholders.
Director Independence
NYSE listing standards require that a majority of a company’s board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Messrs. Ruttenberg, Rotman and Peterson and Mses. Godsoe, Robinson and Philips have been determined by the Board to be independent pursuant to the NYSE listing rules.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics applicable to all of our directors, officers and employees. Our code of business ethics and conduct is available on our website, at www.accelentertainment.com on the “Investor Relations” page. Any waiver for a director or an executive officer will be disclosed as required by applicable laws, rules and regulations.
Board Committees
Our Board has the authority to appoint committees to perform certain oversight and other functions as directed by the Board. Our Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the Board.
In February 2024, our Board undertook an internal review of the respective duties and responsibilities of its then-existing Compliance Committee of the Board (the “Prior Compliance Committee”) and its Gaming Compliance Committee, a sub-committee of the Prior Compliance Committee, and determined to reorganize its allocation of compliance management responsibilities by dissolving the Prior Compliance Committee, establishing the Gaming Compliance Committee as a committee of the Company reporting to, and overseen by our Nominating and Corporate Governance Committee, and renaming the Gaming Compliance Committee as the “Compliance

Committee” (the “Compliance Committee”). We are required by the Nevada Gaming Authorities to maintain such a Compliance Committee and an associated Compliance Plan. Dennis K. Neilander and Deborah Fuetsch, both independent consultants to the Company with Nevada gaming regulatory expertise, and Ms. Robinson serve on the Compliance Committee.
Audit Committee
Our Audit Committee provides oversight of our accounting and financial reporting process, the audit of our financial statements and our internal control function. Among other matters, the Audit Committee is responsible for the following:
•selecting a firm to serve as the independent registered public accounting firm to audit the Company’s consolidated financial statements, evaluating the performance of our independent registered public accounting firm and deciding whether to retain their services;
•ensuring the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, the Company’s interim and year-end operating results;
•establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•considering the adequacy of the Company’s internal controls and internal audit function:
•reviewing proposed waivers of the global code of conduct for directors, executive officers, and employees (with waivers for directors or executive officers to be approved by our Board);
•reviewing material related party transactions or those that require disclosure;
•preparing the audit committee report required by the SEC to be included in our annual proxy statement; and
•approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
Our Audit Committee has the authority to retain advisors as the committee deems appropriate. Our Audit Committee is comprised of Mr. Ruttenberg, the chair of the committee, and Mses. Godsoe and Philips. All members of our Audit Committee qualify as independent directors according to the rules and regulations of the SEC and the NYSE with respect to audit committee membership. Mr. Ruttenberg is an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. Our Audit Committee has a written charter that sets forth our Audit Committee’s purpose and responsibilities.
Compensation Committee
Our Compensation Committee adopts, administers and reviews the compensation policies, plans and benefit programs for our executive officers and all other members of our executive team. Our Compensation Committee also oversees succession planning with respect to our management team. Pursuant to its written charter, the Compensation Committee may delegate its authority to subcommittees, may delegate to management the administration of the Company’s cash-based and equity-based compensation plans, and may delegate to the company’s Chief Executive Officer, including in connection with other officers, the authority to approve cash awards or make grants of certain equity awards. Our Compensation Committee is also responsible for the duties set forth in its written charter, including:

•reviewing and approving the compensation of the Company’s executive officers ;
•evaluating the performance of the Company’s chief executive officer in light of the Company’s goals and objectives;
•reviewing and recommending to the Board the compensation of the Company’s directors;
•administering the Company’s cash and equity incentive plans;
•reviewing and approving, or making recommendations to the Board with respect to, incentive compensation and equity plans; and
•reviewing the Company’s overall compensation philosophy and policies.
Our Compensation Committee is comprised of Ms. Godsoe, the chair of the committee, Mr. Peterson and Ms. Philips. Mr. Peterson and Mses. Godsoe and Philips are independent directors according to the rules and regulations of the SEC and the NYSE with respect to compensation committee membership. Our Compensation Committee has a written charter that sets forth the Compensation Committee’s purpose and responsibilities.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for, among other things, making recommendations regarding corporate governance, the composition of our Board, identification, evaluation and nomination of director candidates and the structure and composition of committees of our Board. In addition, our nominating and corporate governance is responsible for:
•identifying and recommending candidates for membership on the Board;
•recommending directors to serve on board committees;
•reviewing and recommending the Company’s corporate governance guidelines and policies;
•reviewing senior management succession, including with respect to the chief executive officer;
•evaluating, and overseeing the process of evaluating, the performance of the Board and individual directors;
•assisting the Board on corporate governance matters; and
•reviewing the Company’s compliance with applicable laws, rules and regulations and overseeing the Compliance Committee of the Company.
Our Nominating and Corporate Governance Committee has the authority to retain advisors as the committee deems appropriate. Our Nominating and Corporate Governance Committee is comprised of Mr. Peterson, the chair of the committee, Mses. Philips and Robinson and Mr. Ruttenberg. Our Nominating and Corporate Governance Committee has a written charter that sets forth the committee’s purpose and responsibilities.
Identifying and Evaluating Director Candidates
Our Nominating and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board. Stockholders wishing to recommend director candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the attention of the General Counsel and Chief Compliance Officer at 140 Tower Drive, Burr Ridge, Illinois 60527, and giving the recommended nominee’s name, biographical data and qualifications, accompanied by the written consent of the recommended nominee.
With the goal of developing an experienced and highly qualified Board, our Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board the desired qualifications, expertise and characteristics of members of our Board, including qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess. Such factors include independence, integrity, diversity, age, skills, financial and other expertise, breadth of experience, knowledge about the Company’s business or industry and willingness and ability to devote adequate time and effort to Board responsibilities in the context of the existing composition, other areas that are expected to contribute to the Board’s overall effectiveness and needs of the Board and its committees.
Board Diversity
While we do not have a formal policy outlining the diversity standards to be considered when evaluating director candidates, our objective is to foster diversity of thought on our Board. To accomplish that objective, the Nominating and Corporate Governance Committee considers ethnic and gender diversity, as well as differences in perspective, professional experience, education, skill, and other qualities in the context of the needs of our Board. Nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis prohibited by law. The Nominating and Corporate Governance Committee evaluates its effectiveness in achieving diversity on our Board through its annual review of Board member composition. The table below summarizes the gender and ethnic diversity of our directors. Their diversity of experiences and expertise facilitates robust dialogue and thoughtful decision-making on our Board.

Total Number of Directors - 8
	Male	Female	Declined to Disclose
Directors	3	3	2
Number of Directors Who Identify in Any of the Categories Below:
White	3	2	—
Black	—	1	—

Availability of Corporate Governance Information
Our Board has adopted charters for our Audit, Compensation and Nominating and Corporate Governance Committees describing the authority and responsibilities delegated to the committee by our Board. Our Board has also adopted a code of ethics that applies to all of our employees, including our executive officers and directors, and those employees responsible for financial reporting. We post on our website, at www.accelentertainment.com on the “Investor Relations” page, the charters of our Audit, Compensation and Nominating and Corporate Governance Committees and the code of business conduct and ethics referenced above. A copy of the code of ethics has been provided to each member of our management team. We intend to disclose any amendments to our code, or any waivers of its requirements, on our website to the extent required by applicable SEC or NYSE rules. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on or accessible through our website into this proxy statement. These documents are also available in print to any stockholder requesting a copy in writing from our General Counsel and Chief Compliance Officer at 140 Tower Drive, Burr Ridge, Illinois 60527.
Communications with our Board of Directors
Stockholders and other interested parties wishing to communicate with our Board or with an individual member of our Board may do so by writing to our Board or to the particular member of our Board, and mailing the correspondence to the attention of our General Counsel and Chief Compliance Officer at 140 Tower Drive, Burr Ridge, Illinois 60527. All such communications will be forwarded to the appropriate member or members of our Board, or if none is specified, to the Chairman of our Board.

PROPOSAL 1: ELECTION OF DIRECTORS
Nominees
Our Nominating and Corporate Governance Committee recommended, and our Board nominated:
•Gordon Rubenstein
•David W. Ruttenberg
as nominees for election as Class II members of our Board. Mr. Rubenstein and Mr. Ruttenberg are presently Class II directors of our Company. Each nominee has consented to serve a three-year term if elected, concluding at the 2027 annual meeting of stockholders. Biographical information about each of our directors, including Mr. Rubenstein and Mr. Ruttenberg, is contained in the section above. At the Annual Meeting, two directors will be elected to our Board.
Required Vote
The two nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” each of these two nominees.
Recommendation of the Board
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES.

DIRECTOR COMPENSATION
For 2023, non-employee directors other than the Chairman and Vice Chairman received an annual cash retainer of $60,000, paid annually, a restricted stock unit (“RSU”) grant with a value of $100,000 that vested annually and reimbursement of expenses relating to attendance at board and committee meetings. For 2024, non-employee directors other than the Chairman and Vice Chairman will receive an annual cash retainer of $65,000, payable annually, an RSU grant with a grant date value of $140,000 that vests annually and reimbursement of expenses relating to attendance at board and committee meetings. In recognition of the additional leadership responsibilities and substantial time requirements of the Chairman and Vice Chairman roles, in 2023 Karl Peterson received an annual RSU award with a value of $310,000 and Gordon Rubenstein received an annual RSU award with a value of $300,000, and for 2024 Karl Peterson will receive an annual RSU award with a value of $310,000 and Gordon Rubenstein will receive an annual RSU award with a value of $300,000. Both receive no additional compensation beyond these equity grants.
For 2023, members of our Audit Committee received an additional annual cash retainer of $5,000 and the chairperson of our Audit Committee received an additional cash retainer of $25,000. Members of our Compensation Committee received an additional annual cash retainer of $5,000. The chairperson of our Compensation Committee received an additional cash retainer of $20,000. Members of our Nominating and Corporate Governance Committee received an additional annual cash retainer of $5,000. Prior to its dissolution, members of the Prior Compliance Committee received an additional annual cash retainer of $5,000 and the chairperson of the Prior Compliance Committee received an additional annual cash retainer of $15,000. In addition, directors who served on the Compliance Committee (previously the Gaming Compliance Committee) of the Company received cash fees of $5,000 for each meeting of the Compliance Committee.
For 2024, members of our Audit Committee will receive an additional annual cash retainer of $12,500 and the chairperson of our Audit Committee will receives an additional cash retainer of $25,000. Members of our Compensation Committee will receive an additional annual cash retainer of $10,000. The chairperson of our Compensation Committee will receive an additional cash retainer of $20,000. Members of our Nominating and Corporate Governance Committee will receive an additional annual cash retainer of $7,500 and the chairperson of our Nominating and Corporate Governance Committee will receive an additional cash retainer of $15,000.
The Company’s non-employee directors may elect to defer receipt of payment of their annual cash retainer and chair and committee member fees, excluding cash fees in respect of Compliance Committee meetings, in the form of Company RSUs.
In addition, on February 27, 2020, our Board approved the entry by the Company into an advisor agreement with Gordon Rubenstein, pursuant to which Gordon Rubenstein will serve as a strategic advisor to the Company and consult with and advise the Company’s senior management regarding, among other things, industry trends and opportunities, recruitment of executive leadership and other strategic aspects of the Company’s business, based on his particular industry knowledge and insight. As compensation for the services to be provided by Gordon Rubenstein pursuant to his advisor agreement, our Board approved a grant to Gordon Rubenstein in 2020 of 90,000 stock options and 60,000 RSUs, which will vest over a 5-year period subject to Gordon Rubenstein’s continued service to the Company pursuant to the advisor agreement.
2023 Director Compensation Table
The following table sets forth a summary of the compensation paid to our non-employee directors pursuant to our compensation policies for the year ended December 31, 2023. Andrew Rubenstein is not paid any fees or other compensation for services as a member of our Board.

Name	Fees earned or paid in cash ($)(1)	Stock awards $(2)(3)	Total ($)
Karl Peterson	$—	$297,092	$297,092
Gordon Rubenstein	—	299,994	299,994
Kathleen Philips	—	204,406	204,406
David W. Ruttenberg	—	204,406	204,406
Eden Godsoe	—	204,406	204,406
Kenneth B. Rotman	—	169,602	169,602
Dee Robinson	55,000	181,203	236,203
(1)Each of our non-employee directors entitled to receive cash fees in calendar year 2023 has elected to receive such fees in the form of RSUs, except that Ms. Robinson was paid in cash during 2023 for her service on the Gaming Compliance Committee (which is now the Compliance Committee) in respect of calendar years 2022 and 2023. The grants of RSUs in lieu of cash fees were based on the closing stock price on the date of the grant.
(2)Represents the full grant date fair value of the awards granted to the non-employee directors in 2023, as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 — Stock Compensation. The full grant date fair value is the amount the Company will expense over the awards’ vesting period. The amounts do not reflect the actual amounts that may be realized by the non-employee directors. Mr. Peterson’s grant was based on a 10-day average closing price and the grants to the other non-employee directors were based on the closing stock price on the date of grant. A discussion of the assumptions used in the valuation of the stock awards may be found in Note 18 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023.
(3)As of December 31, 2023, our non-employee directors held the following outstanding option awards and unvested RSU awards:

Name	Shares Underlying Option Awards	Unvested RSU Awards (4)
Karl Peterson	—	34,870
Gordon Rubenstein	90,000	72,608
Kathleen Philips	—	22,218
David W. Ruttenberg	—	22,218
Eden Godsoe	—	22,218
Kenneth B. Rotman	—	18,435
Dee Robinson	—	19,696
(4)RSU awards for the annual grants and in lieu of cash fees vest as of December 31, 2023.
EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of March 15, 2024:

Name	Age	Titles	Officer Since
Andrew Rubenstein	55	Chief Executive Officer and President	2010
Mathew Ellis	38	Chief Financial Officer	2022
Derek Harmer	56	General Counsel and Chief Compliance Officer	2012
Mark Phelan	55	President, U.S. Gaming	2019
Andrew Rubenstein’s biography is set forth under the heading “Our Board” above.

Mathew Ellis has served as Accel’s Chief Financial Officer since 2022. Mr. Ellis was the Company’s Senior Vice President of Corporate Strategy since June 2019 and previously served as the Vice President of Operational Strategy from December 2015 to June 2017. From June 2017 to May 2019, Mr. Ellis was the Vice President of Financial Planning and Analysis at TSI - Transworld Systems, Inc., an accounts receivable management company. Prior to that, Mr. Ellis served as a manager at International Trading Group, Inc., a proprietary futures and commodities trading company, from January 2012 to December 2015 and an Audit Senior at Deloitte & Touche LLP from August 2009 to January 2012. Mr. Ellis earned a Bachelor of Arts in Economics and a Master of Accounting from the University of Michigan in 2008 and 2009, respectively.
Derek Harmer has served as Accel’s General Counsel, Chief Compliance Officer and Secretary since 2012, and currently serves as Secretary of the Company. Mr. Harmer has served as Vice President and Secretary of the Illinois Gaming Machine Operators Association for the past four years. Prior to joining Accel in 2012, Mr. Harmer was the President of Stadium Technology Group, a software and systems company dedicated to creating race and sports book management systems for kiosk and mobile platforms. Prior to joining Stadium Technology Group, Mr. Harmer served as Senior Vice President of Progressive Gaming International Corporation where he oversaw a strategic business unit created to commercialize emerging gaming technologies. Prior to joining Progressive Gaming International Corporation, Mr. Harmer served in various management positions at WMS Gaming Inc. and as Deputy Attorney General in the state of Nevada, Gaming Division, where he was in house counsel to the Nevada Gaming Control Board and Nevada Gaming Commission. Mr. Harmer received his Bachelor of Arts degree in Criminal Justice from the University of Illinois-Chicago and his Juris Doctor degree from Drake University.
Mark Phelan has served as Accel’s President, U.S. Gaming since October 2023 and previously served as Chief Revenue Officer since 2017. Prior to joining Accel in 2017, Mr. Phelan has worked as a Director of Research and Portfolio Manager at SFG Asset Advisors, an investment office. Prior to this experience, Mr. Phelan was the Chief Executive Officer of M22 Capital LLC, a Registered Investment Advisor that managed capital for high net worth individuals, from 2011 to 2013. He also served as a Managing Director of Piper Jaffray & Co., an investment banking platform, from 2004 to 2011. Prior to Piper Jaffray, Mr. Phelan served as the Head of Asian Derivatives Trading at DRW Trading Group. Mr. Phelan received his Bachelor of Arts in English Language and Literature/Letters from the University of Chicago, a Masters of Arts in International Relations and Affairs from the University of Chicago and a Master of Business Administration from the University of Chicago Booth School of Business.
Each of our executive officers serves at the discretion of our Board and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee is comprised of Eden Godsoe, Karl Peterson and Kathleen Philips. Other than Mr. Peterson, who served as President and Chief Executive Officer of Pace prior to the consummation of the Business Combination, none of the foregoing individuals has ever served as an officer or employee of the Company. For information required to be disclosed under Item 404(a) of Regulation S-K, if any, for Mr. Peterson and Mses. Godsoe or Philips, please see the section entitled “Certain Relationships and Related Party Transactions”.
None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any other entity at which any of our executive officers have served on the board, or the Compensation Committee, of the Company.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
Our business consists of the installation, maintenance and operation of gaming terminals, redemption devices that disburse winnings and contain automated teller machine functionality, and other amusement devices in authorized non-casino locations such as restaurants, bars, taverns, convenience stores, liquor stores, truck stops, and grocery stores. We currently operate in Illinois, Montana, Nevada, Nebraska, Georgia, Iowa and Pennsylvania.
The information contained in this Compensation Discussion and Analysis (“CD&A”) and the executive compensation disclosures below is provided for the individuals who were our named executive officers for the year ended December 31, 2023, whom we refer to collectively as the “NEOs”:
•Andrew Rubenstein, Chief Executive Officer;
•Mathew Ellis, Chief Financial Officer;
•Derek Harmer, General Counsel and Chief Compliance Officer; and
•Mark Phelan, President, U.S. Gaming(1)
(1)Mr. Phelan served as Chief Revenue Officer until his official promotion to President, U.S. Gaming in October 2023.

Executive Summary
2023 Business Highlights
We are a leading distributed gaming operator in the United States and a preferred partner for local business owners in the markets they serve. We offer turnkey, full-service gaming solutions to bars, restaurants, convenience stores, truck stops, and fraternal and veteran establishments across the country. Our focus is providing unmatched customer support, guidance, and compliance expertise so our location partners can grow their businesses with incremental revenue. During 2023, we achieved a number of notable successes, including:
•Setting a new record with total revenue of $1.2 billion and Adjusted EBITDA of $181 million, year-over-year increases of 21% and 12%, respectively;
•Owning and operating 25,083 gaming terminals across 3,961 locations in Illinois, Montana, Nevada and Nebraska, year-over-year increases of 7% and 6%, respectively;
•Investing in future operations in Louisiana as a step in our strategic long-term growth strategy; and
•Returning $118 million of capital to our stockholders through our previously announced $200 million share repurchase program.
For additional discussion of our results, including a reconciliation of Adjusted EBITDA to net income, refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 28, 2024.
Compensation Philosophy and Objectives
The primary objectives of our executive compensation program are: (i) to be competitive with compensation paid by companies in the same market in which we compete for executive talent; (ii) to align executive compensation with our corporate strategies, business objectives and the interests of our stockholders by rewarding successful execution of our business plan and key corporate objectives; and (iii) to provide the majority of total compensation in the form of variable compensation, comprised of annual cash incentive awards and long-term equity incentive awards, with compensation dependent upon corporate performance results and the creation of long-term stockholder value.
We seek to achieve these objectives by providing compensation that is competitive with the practices of companies in our peer group and market for executive talent in our geography, with individual pay decisions approved in the context of both company and individual performance. In addition to our peer group, we compete with much larger casino, gaming and entertainment companies for world class talent.

In addition, the Compensation Committee seeks to ensure that we maintain sound governance and compensation policies and practices. In designing and overseeing our executive compensation program, we strive to employ best practices and regularly assess our policies and practices.

✓ What we do	⊗ What we do not do
•Pay-for-performance culture: We emphasize by using a performance-based annual incentive plan and a performance-based long-term incentive plan paid in shares of Accel stock (implemented in 2023).	•Guaranteed compensation: We do not provide guaranteed incentive compensation to our executive officers.
•Peer companies: We annually review peer companies to assist with compensation decisions for our executives.	•Perquisites: We do not provide significant perquisites or personal benefits to our executives.
•Independent compensation consultant: Our Compensation Committee directly engages an independent compensation consultant, Aon, to provide analysis for all aspects of our executive compensation decisions and guidance on other executive compensation matters independent of management.
•Retirement benefits: We do not offer enhanced retirement benefits to our executive officers. Our 401(k) plan is open to all U.S. salaried employees.
•Stock ownership guidelines: We maintain stock ownership guidelines for our Chief Executive Officer, our other executive officers and the non-employee members of our Board.	•Change in control: We do not provide ‘single trigger’ equity acceleration nor excise tax reimbursement (‘gross ups’) with respect to payments or benefits upon a change in control of the Company.
•Clawback policy: In 2023, we implemented a clawback policy whereby our executive officers are subject to a compensation recovery “clawback” policy that provides for the recovery of incentive-based compensation under certain circumstances in the event we restate our financial statements.

•Hedging or pledging activity: We do not permit our NEOs, the members of our Board or other employees to enter into hedging or similar transactions designed to decrease risks associated with holding our equity securities.

•Maximum payout limits: We set maximum individual payout limits in our annual STI and LTI plans.
Setting Executive Compensation
Role of the Compensation Committee
The Compensation Committee operates under a written charter adopted by our Board. All decisions regarding compensation of our NEOs are made by the Compensation Committee. The Compensation Committee provides regular updates to our Board regarding its decisions. The Compensation Committee is responsible for reviewing periodically our compensation plans, philosophy and programs, and overseeing the evaluation and compensation of our NEOs. Historically, and during 2023, our Chief Executive Officer provided recommendations to the Compensation Committee regarding the compensation of our NEOs (other than for himself), which the Compensation Committee took under advisement in establishing and approving compensation of our NEOs. The Compensation Committee also administers our incentive compensation plans.
In the first quarter of each year, the Compensation Committee reviews the performance of each of our NEOs during the previous year. At this time, the Compensation Committee also reviews our actual corporate performance for the prior year and makes the final annual incentive payment determinations based on such performance and the Compensation Committee’s evaluation of each NEO’s individual performance for the prior year. In connection with this annual review, the Compensation Committee also reviews and adjusts, as appropriate, base salaries and annual target bonus levels for the NEOs and reviews and grants long-term equity incentive awards to the NEOs, in each case based on the Compensation Committee’s performance evaluations, competitive market data provided by its independent compensation consultant, and other factors considered appropriate by the Compensation Committee, including internal pay equity. During the year, the Compensation Committee may also evaluate and make compensation adjustments or grants of additional discretionary bonuses and/or long-term incentive awards to our NEOs and certain other eligible employees, as and to the extent deemed appropriate by the Compensation Committee. The Compensation Committee is supported by management and its independent compensation consultant, as further described below.
Role of Management
The Compensation Committee relies on input and recommendations of our Chief Executive Officer when evaluating factors relative to the compensation of the NEOs. Our Chief Executive Officer provides the Compensation Committee with his assessment of the performance of these individuals and his perspective on the applicable factors described above in developing his recommendations for their compensation, including salary adjustments, cash bonuses and equity incentives. The Compensation Committee discusses our Chief Executive Officer’s recommendations, with input from our independent consultant, and then approves or modifies the recommendations in collaboration with the Chief Executive Officer.
Our Chief Executive Officer’s compensation is determined solely by the Compensation Committee, which approves any adjustments to his base salary, cash bonus or equity incentives from year to year. The Compensation Committee reviews the Chief Executive Officer’s performance for the year and competitive market data from our independent consultant, and makes determinations regarding his compensation independently and without him present. As required by the NYSE listing standards and good corporate governance, the Chief Executive Officer does not participate in deliberations concerning, or vote on, his compensation arrangements.
In addition to recommendations put forth by our Chief Executive Officer, other members of our executive team are involved in the compensation process by assembling data to present to the Compensation Committee. Other members of our executive management team also may attend portions of the Compensation Committee meetings from time to time.
Role of the Independent Compensation Consultant
For 2023, the Compensation Committee engaged Aon’s Human Capital Solutions Practice, a division of Aon plc (“Aon”), an independent compensation consultant, to provide independent executive compensation advisory services. Aon did not provide any other services to us in 2023 beyond its engagement as an advisor to the Compensation Committee on executive and director compensation matters.
Aon’s specific compensation consultation roles include, but are not limited to, the following:
•advising the Compensation Committee on director and executive compensation trends and regulatory developments;
•developing a peer group of companies for determining competitive compensation rates;
•providing a total compensation study for executives against executives at peer companies;
•providing advice to the Compensation Committee on corporate governance best practices, as well as any other areas of concern or risk;
•serving as a resource to the committee chair for meeting agendas and supporting materials in advance of each meeting;
•reviewing and commenting on proxy statement disclosure items, including preparation of the compensation discussion and analysis; and
•advising the Compensation Committee on management’s pay recommendations.

After review and consultation with Aon and management, the Compensation Committee determined that Aon was independent and that there was no conflict of interest resulting from retaining Aon during the year ended December 31, 2023. In reaching these conclusions, the Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1 and NYSE listing standards. Aon recommended an appropriate peer group for setting 2023 compensation as described below and conducted an annual total compensation study for executive and key manager positions.
Peer Companies and Competitive Market Data
Annually, the Compensation Committee reviews total compensation market data provided by Aon. The Compensation Committee reviews and approves the peer group used for comparisons prior to commencement of the pay study. Consistent with prior years, the following peer group development criteria were used to develop competitive market values to assist with fiscal year 2023 pay decisions:
•Industry: Companies that are similar to Accel in the casino, gaming, and entertainment industries.
•Company size: Companies that are approximately 0.4x to 3x Accel’s annual revenues, with a secondary focus on market capitalization.
•Peers: Companies using Accel in their compensation peer group.
•Peers of peers: Companies used in the peer groups of potential peer companies.
•Competitors: Companies that compete with Accel for business and management talent.
•Management and Board recommendations.
The peer group approved by the Compensation Committee for the Fall of 2022 compensation study used to assist with 2023 pay decisions consists of the following 16 companies in the casino, gaming and entertainment industries.

Company
Bally’s Corporation	Light & Wonder, Inc.
Boyd Gaming Corporation	Madison Square Garden Entertainment Corp.
Century Casinos, Inc.	Monarch Casino & Resort, Inc.
Churchill Downs Incorporated	Penn Entertainment, Inc.
Everi Holdings, Inc.	PlayAGS, Inc.
Full House Resorts, Inc.	Red Rock Resorts, Inc.
Golden Entertainment, Inc.	Rush Street Interactive, Inc.
International Game Technology PLC	SciPlay Corporation
Peer group compensation disclosure will be supplemented with survey market data for selected roles, where broader U.S. market comparisons are relevant. We believe the review of both peer group and survey data will provide an appropriate comprehensive market overview for determining compensation adjustments.
The Compensation Committee uses competitive compensation data from the annual total compensation study of peer companies and surveys to inform decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader United States market. Instead, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.

Key Elements of Executive Compensation Program
Base Salary
Base salaries are designed to recognize the competency, experience and performance an executive brings to the position. For fiscal year 2023, compensation decisions were based on a combination of competition peer company and broader U.S. market data provided by our independent consultant, internal equity and alignment, and individual performance. The Compensation Committee reviews base salaries for our executive officers annually.

Name	2022 Base Salary	2023 Base Salary	% Change
Andrew Rubenstein (1)	$800,000	$925,000	15.63%
Mathew Ellis (1)	350,000	385,000	10.00%
Derek Harmer (1)	425,000	450,000	5.88%
Mark Phelan (2)	400,000	475,000	18.75%
(1)Mr. Rubenstein, Mr. Ellis, and Mr. Harmer: Increases represent market adjustments following the Compensation Committee’s review of competitive market data from Aon’s 2022 pay study.
(2)Mr. Phelan: Increase represents a market adjustment for Mr. Phelan’s promotion to President, U.S. Gaming, based on the Compensation Committee’s review of competitive market data from Aon’s 2022 pay study.
During 2023, base salary adjustments and determinations were recommended by the Compensation Committee based on the assessment of each executive officer as described above under “—Setting Executive Compensation” and reviewed, modified as appropriate, and approved by the Compensation Committee based on a review of external market data provided by Aon and internal alignment objectives.
2023 Short Term Incentive Program
In February 2023, the Compensation Committee approved a new short-term incentive program (“STI”) for fiscal year 2023. The STI is designed to motivate and reward our NEOs for achieving annual performance objectives by tying the majority of the STI award to attainment of a pre-established financial goal defined as Adjusted EBITDA (“AEBITDA”). AEBITDA is a primary determinate of our success and this program structure supports our “pay-for-performance” culture. The Compensation Committee and Chief Executive Officer consider various factors in determining the form and structure of the cash bonus arrangement that is most appropriate for attracting, retaining, rewarding, and motivating the individual executive officer.
Financial Component (80%). 80% of the target STI payout is determined formulaically based on achievement of an annual target for the Company’s AEBITDA (as defined in in the Company’s annual and quarterly reports filed with the SEC) (the “Financial Component”). Each year, the Compensation Committee will set an AEBITDA target that the Compensation Committee believes is rigorous yet achievable if the Company successfully executes against its operating plan. Potential STI payouts for the Financial Component will range from 50% to 200% of target for performance ranging from 85% to 115% of the AEBITDA target, with payouts interpolated between the performance points. Performance below 85% will result in no payout for the Financial Component.
Individual Component (20%). Each year, the Compensation Committee will establish individual performance goals for our executives. These goals will be 20% of each executive’s STI target opportunity. These goals will be based on a comprehensive assessment of the Company long-term strategic plan. At the completion of the year, the Compensation Committee will assess each executive’s performance against the pre-determined individual performance goals and approve individual payouts accordingly. Similar to our Financial Component, the range of payout opportunity will be 50% to 200% of target based on the Compensation Committee’s performance assessment. Consistent with our Financial Component, performance below threshold will result in no payout.

2023 Target STI Opportunities: The table below summarizes the annual target incentive for each NEO for 2023. Payout opportunities are capped at 200% of target.

Name	2022 Target (% of Salary)	2023 Target (% of Salary)
Andrew Rubenstein	100%	100%
Mathew Ellis	50%	50%
Derek Harmer	55%	55%
Mark Phelan (1)	50%	70%
(1).Mr. Phelan’s 2023 target bonus opportunity was increased in connection with of his October 2023 promotion to President, U.S. Gaming, based on the Compensation Committee’s review of competitive market data from Aon’s 2022 pay study.

Financial Component (80%)
AEBITDA was selected as the strongest financial indicator of our success. The Board has the authority to adjust the financial metric to reflect, among other things, mergers, acquisitions, divestitures and other non-routine activity both inside and outside of management’s control during the fiscal year. The maximum payout on this component is 200% of target.

Payout Percentage (1)	50% Threshold	100% Target	200% Maximum	2023 Actual AEBITDA(2)	2023 STI Payout Earned	80% Weighting
2023 AEBITDA	$147.05M	$173.00M	$198.95M	$181.45M	132.4%	105.92%
Percentage of Target	85%	100%	115%	104.9%

(1)Performance achievement between the threshold and maximum performance goals requires interpolation between points to determine the final earned payout.
(2)For a discussion of AEBITDA and a reconciliation of AEBITDA to net income for fiscal year 2023, refer to pages 37-38 of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 28, 2024.

Individual Component (20%)
Individual performance goals are focused on a combination of corporate and/or role-specific accomplishments or behaviors that focus executives on accomplishing our long-term strategic business plan. Individual goals relate to the Company’s overall financial and strategic goals, with no specific weighting attributed to any one goal. The maximum payout on this component is 200% of target.
Each NEO was assigned individual goals, including, but not limited to, the following factors to support our longer-term financial and strategic success:
•Financial strength: Deliver revenue and AEBITDA growth through enhanced partnership platforms, efficient operations, and implementation of strategic growth initiatives.
•Operational efficiency: Create an organizational structure that supports an efficient scaling of our business through organic growth and acquisitions.

•Financial efficiency: Remediate material weaknesses and optimize the Company’s financial close processes.
•Robust compliance: Implement comprehensive compliance plans and instill a culture of compliance throughout the organization.
•Succession planning: Ensure we have an appropriate depth of management talent to succeed our senior leaders.
The individual performance of each executive for 2023 was reviewed by the Compensation Committee. The following performance results were approved:

Name	2023 Target	2023 Actual Performance	2023 Individual Component Earned
Andrew Rubenstein	20%	95%	19%
Mathew Ellis	20%	90%	18%
Derek Harmer	20%	90%	18%
Mark Phelan	20%	100%	20%

2023 Approved STI Payouts—Based on Actual Performance

The Compensation Committee approved the following STI payouts for 2023 performance:`

The table below summarizes the target and annual incentive award earned by each NEO for 2023:

Name	2023 Target Annual Bonus (1)	80% Financial Component Earned (2)	20% Individual Component Earned	Total % of Target Earned	Actual 2023 Bonus Earned
Andrew Rubenstein	$883,333	105.92%	19%	124.92%	$1,103,000
Mathew Ellis	183,750	105.92%	18%	123.92%	227,500
Derek Harmer	240,052	105.92%	18%	123.92%	297,500
Mark Phelan	306,250	105.92%	20%	125.92%	385,500

(1)Based on pro-rated salaries for the year.
(2)For a discussion of AEBITDA and a reconciliation of AEBITDA to net income for fiscal year 2023, refer to pages 37-38 of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 28, 2024.

2023 Long-Term Incentive Program
In February 2023, the Compensation Committee approved a long-term incentive program (the “LTI”). The objectives of the LTI are to increase long-term stockholder value, to enhance focus on the financial metric (AEBITDA) that is our primary indicator of long-term success, and to provide our executives with a competitive and balanced total compensation opportunity. The Compensation Committee uses competitive market data provided by Aon’s annual total compensation study to assist with LTI targets as a percentage of base salary.
Annual LTI grants will consist of 50% RSU value and 50% performance-based restricted stock unit value (“PSUs”). The RSUs will vest ratably over three years. The PSUs will vest at the end of a three-year performance period.

The PSUs will vest based on the average AEBITDA performance for three successive one-year periods. Subsequent to COVID, forecasting longer-term (e.g., three years) financial goals in the gaming industry has been challenging. The Compensation Committee considered all factors and approved the average of three successive one-year periods because the structure allows realistic performance targets to be set when management and the Compensation Committee have the most current financial information, and it has strong stockholder alignment with the inclusion of the most realistic AEBITDA targets.
Also, the Compensation Committee considered numerous financial metrics for the PSU program. AEBITDA was approved because it is our primary determinant of long-term stockholder success. The Compensation Committee considered the overlap of AEBITDA in the STI and LTI programs, but ultimately decided that consistent AEBITDA performance is the strongest link to our investors. Annually, the Compensation Committee will rigorously review and approve financial targets to ensure consistent enhancement of financial performance and stockholder value.
Eligible participants (as determined by the Compensation Committee) may be members of the Company’s senior executive team and/or such other executives and key contributors as the Compensation Committee may designate from time to time. Our NEOs will participate in the LTI at a rate determined by the Compensation Committee. No individual will have an automatic right to participate in the LTI.
Consistent with the annual STI plan, three-year average AEBITDA performance requirements and payout opportunities are as follows:

As a % of Target	Below Threshold	Threshold	Target	Maximum
Performance requirements	< 85%	85%	100%	115%
Payout opportunity (1)	0%	50%	100%	200%
(1)The number of PSUs that vest will be interpolated in the event performance achievement falls between threshold and maximum performance.
2023 Target LTI Opportunities: The table below summarizes the 2023 annual target incentive for each NEO, as approved by the Compensation Committee following a thorough review of competitive market data, internal alignment objectives, and individual performance. Payout opportunities are capped at 200% of target.

Name	2023 LTI Target (% of Salary)
Andrew Rubenstein	200%
Mathew Ellis	100%
Derek Harmer	100%
Mark Phelan (1)	140%
(1)In February 2023, the Compensation Committee approved an LTI target of 100% of base salary for Mr. Phelan in his role as Chief Revenue Officer. This represented a market adjustment after a thorough review of Aon’s 2022 competitive pay study. In October 2023, the Compensation Committee approved a target LTI increase to 140% of base salary paid for the full year to reflect competitive total compensation opportunities for his promotion to President, U.S. Gaming, based on a review of Aon’s 2022 total compensation study.
The Compensation Committee approved the following equity grants pursuant to the LTI in 2023:

	Number of:		Value of: (1)
Name	PSUs Granted	RSUs Granted	PSUs Granted	RSUs Granted	Total
Andrew Rubenstein	90,396	90,396	803,620	$803,620	$1,607,241
Mathew Ellis	19,774	19,774	175,791	175,791	351,582
Derek Harmer	20,410	20,410	181,445	181,445	362,890
Mark Phelan	31,638	31,638	281,262	281,262	562,524
(1)These amounts reflect the Compensation Committee’s methodology for determining the equity awards during its compensation review process and do not reflect the actual economic value that may ultimately be realized by the NEOs. The equity awards were based on the closing stock price on the date of grant.
2023 AEBITDA Performance
As discussed above in the section titled “2023 Short-Term Incentive Program”, AEBITDA performance for 2023 was 104.9% of target. This factor will be used as the first year of the three-year average AEBITDA performance for the 2023 grant covering the years 2023 through 2025.

2023 Special Equity Grants

Andrew Rubenstein
As previously disclosed, in April 2023, in order to secure Mr. Rubenstein’s commitment to continued exceptional leadership, to extend the term of his employment, and to further align with stockholder interests, we entered into an amendment to our Executive Employment Agreement with Mr. Rubenstein. Pursuant to the amendment, the term of the agreement was extended for an additional three years, and base salary was increased to $925,000, in line with peer company and broader U.S. market medians. In order to deepen the commonality of interest between Mr. Rubenstein and our stockholders, in conjunction with this extension, the Company granted Mr. Rubenstein 520,247 PSUs with absolute stock price hurdles that may be earned in tranches of one-third subject to Mr. Rubenstein’s continued employment through the end of the performance period if the Company’s volume-weighted average trading price (including reinvestment of dividends) over any 20 trading-day period ending on or prior to April 27, 2026 meets or exceeds stock price hurdles that are approximately 41%, 47% and 53% greater than the price on the grant date. In addition, to reinforce the long-term, sustained nature of the performance condition, any PSUs earned may not be sold until one year after the end of the performance period. None of the stock price performance hurdles have been met as of the date this proxy statement has been filed. For a description of the treatment of the PSUs upon a termination of employment or a change in control of the Company, please see “Potential Payments Upon Termination or Change in Control” below.

Derek Harmer
As previously disclosed, in July 2023, the Compensation Committee approved an amendment to Mr. Harmer’s employment agreement dated July 16, 2020. As consideration to extend his agreement for an additional term and to secure employment for the duration of the agreement, the Compensation Committee approved a special grant of 40,000 RSUs on July 15, 2023. One-third of the underlying shares will vest on each of the first three anniversaries of the grant date, subject to Mr. Harmer’s continued employment on such vesting dates.
Compensation Risk Assessment
The Compensation Committee is responsible for overseeing the risks relating to compensation policies and practices affecting senior management on an ongoing basis. The Compensation Committee believes our governance policies and compensation structure result in a compensation system that is not reasonably likely to lead to management decisions that would have a material adverse effect on Accel. The following features of our programs mitigate this risk:

•The Compensation Committee retains an independent compensation consultant to assist with annual compensation decisions;
•We utilize a mix of cash and equity incentive programs, and all equity awards granted to our NEOs are subject to multi-year vesting;
•We utilize a combination of equity award types;
•We cap STI and PSU payments at 200% of the target award;
•We utilize competitive general and change-in-control severance programs to help ensure executives continue to work towards our stockholders’ best interests in light of potential employment uncertainty;
•Executive are subject to minimum stock ownership guidelines and limitations on trading in our securities; and
•Our executive officers are subject to a compensation recovery “clawback” policy that provides for the recovery of incentive-based compensation under certain circumstances in the event we restate our financial statements.
Additional Information

Stock Ownership Guidelines
In February 2023, we adopted a stock ownership policy for our Chief Executive Officer, Chief Financial Officer and other executive officers (as defined in Rule 16a-1(f) promulgated under the Exchange Act) reporting directly to our Chief Executive Officer, including each of our NEOs. Our stock ownership policy requires each executive officer to acquire and hold a number of shares of our common stock equal in value to a multiple of such executive officer’s annual base salary, in each case, until he or she ceases to be an executive officer.
•CEO ownership guideline: 6x base salary
•Executive officers: 1x base salary
The following items are included for our stock ownership policy:
•Directly-owned and beneficially-owned shares, including shares purchased through our 401(k) Plan, if applicable,
•Shares underlying vested RSUs that are held or deferred,
•Shares underlying unvested RSUs,
•Shares received on exercise of stock options, and
•Shares held in trust.
Unearned PSUs and vested, unexercised stock options are not included in the stock ownership calculation. Each executive officer has until the last day of our fiscal year that includes the fifth anniversary of the later of his or her designation as an executive officer and the effective date of the policy to obtain the required ownership level. The Compensation Committee may make exceptions in situations where the stock ownership policy would cause a severe hardship. All of our executive officers currently meet or exceed our stock ownership guidelines.

Clawback Policy
In July 2023, our Board adopted a clawback policy providing for the recovery of all or any portion of an executive officer’s incentive-based compensation in the event that we restate our financial results in compliance with the final rules promulgated by the SEC under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Rule 10D-1 and the NYSE. The policy applies to our Chief Executive Officer, Chief Financial Officer, and other executive officers, including each of our Named Executive Officers. The recovery period extends up to three most recently-completed fiscal years prior to the date of the restatement, with respect to incentive-based compensation granted or received after the effective date of the SEC rules.

Policy Regarding Certain Transactions in Company Securities
Our Insider Trading Policy prohibits our directors, officers and employees from engaging in certain hedging transactions (see “Corporate Governance—Hedging Policy” above). Aside from such prohibitions, we do not maintain any other policies regarding hedging transactions by our directors, officer and employees.
Retirement and Other Benefits
We maintain a tax-qualified defined contribution plan that meets the requirements of Section 401(k) of the Code, commonly called a 401(k) plan, for substantially all of our employees. The 401(k) plan is available on the same basis to all employees, including the NEOs. Each participant in the 401(k) plan may elect to defer from 0% to 90% of compensation, subject to limitations under the Code and Employee Retirement Income Security Act. We match up to 50% of its employees’ contributions to the 401(k) plan, so long as the employee contributes at least 5% of their annual compensation (not including any bonus, severance or legal settlements). We do not provide any defined benefit pension benefits. We maintain various other employee benefit plans, including medical, dental and life insurance.

Equity Incentive Plans of Accel

Accel Entertainment, Inc. 2011 Equity Incentive Plan
On April 13, 2011, the Legacy Accel Board approved the Accel Entertainment, Inc. 2011 Equity Incentive Plan (the “2011 Plan”), which was subsequently approved by Accel stockholders on December 2, 2011. The Legacy Accel Board, or a committee thereof appointed by the Legacy Accel Board, administered the 2011 Plan and the awards granted under it.
A total of 270,000 shares of Class A common stock, no par value, of Accel (the “Accel Class A Common Stock”) were initially reserved for issuance pursuant to future awards under the 2011 Plan. The 2011 Plan provided for the grant of incentive stock options, which qualify for favorable tax treatment to their recipients under Section 422 of the Internal Revenue Code (the “Code”), nonqualified stock options, restricted stock awards, and stock appreciation rights. Such awards could be granted under the 2011 Plan to Accel’s employees, directors and consultants.
Accel Entertainment, Inc. 2016 Equity Incentive Plan
On June 20, 2016, the Legacy Accel Board approved the Accel Entertainment, Inc. 2016 Plan (“2016 Plan”), which was subsequently approved by Accel stockholders on December 13, 2016. The Legacy Accel Board, or a committee thereof appointed by the Legacy Accel Board, administered the 2016 Plan and the awards granted under it.
A total of 305,724 shares of Accel Class A Common Stock were initially reserved for issuance pursuant to future awards under the 2016 Plan.
The 2016 Plan provided for the grant of incentive stock options, which qualified for favorable tax treatment to their recipients under Section 422 of the Code, nonqualified stock options, restricted stock awards, and stock appreciation rights. Such awards could be granted under the 2016 Plan to Accel’s employees, directors and consultants.

In connection with the Business Combination, any vested and unexercised stock options outstanding under the 2011 Plan or the 2016 Plan were cancelled for no consideration and ceased to exist upon the consummation of the Business Combination. In addition, any unvested stock options outstanding under the 2011 Plan or the 2016 Plan were converted into a stock option that will be exercisable for a number of shares of Class A-1 common stock calculated as specified in the transaction agreement pursuant to which the Business Combination was consummated, in accordance with the vesting schedule as in effect prior to the Business Combination. The total number of stock options subject to such vesting following the Business Combination was 71,467.
Amended and Restated Long Term Incentive Plan
On November 20, 2019, the Accel Entertainment, Inc. Long Term Incentive Plan (the “LTIP”) became effective. The Company initially reserved a total of 6,000,000 shares of Class A-1 common stock for issuance pursuant to the LTIP, subject to certain adjustments set forth therein. On March 13, 2023, the Board approved the amendment and restatement of the LTIP (the “A&R LTIP”), which was subsequently approved by the Company’s stockholders on May 4, 2023. Pursuant to the A&R LTIP, the available shares of Class A-1 common stock reserved for issuance was increased by 2,000,000 shares for a cumulative aggregate share authorization of 8,000,000 shares.
The purpose of the A&R LTIP is to enhance the Company and its affiliates’ ability to attract, retain and motivate persons who make important contributions to the Company and its affiliates by providing those individuals with equity ownership opportunities. The A&R LTIP provides for grants of a variety of awards, including, but not limited to: incentive stock options qualified as such under U.S. federal income tax laws, stock options that do not qualify as incentive stock options, stock appreciation rights, restricted stock awards, RSUs, PSUs, cash incentive awards, and other stock-based awards. Officers or employees of the Company or any of its affiliates or any other person who provides services to the Company or any of its affiliates, including directors of the Company, will be eligible for grants under the A&R LTIP.
Tax and Accounting Treatment of Compensation

Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the annual amount of compensation that publicly held companies may deduct for federal income tax purposes for any “covered employee” (as defined in Section 162(m)). Under Section 162(m), compensation above $1,000,000 is generally non-deductible for any covered employee. Our objectives are not always consistent with the requirements for full deductibility. Therefore, deductibility is not the sole factor used in setting the appropriate compensation levels paid by us and decisions leading to future compensation levels may not be fully deductible under Section 162(m). We believe this flexibility enables us to respond to changing business conditions or to an executive’s exceptional individual performance.

Accounting for Share-Based Compensation
Accel accounts for share-based payments, including its long-term equity incentive program, in accordance with the requirements of the ASC 718.

Compensation Committee Report
This report of the Compensation is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with the Company’s management. Based on that review and those discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2023.
By: The Compensation Committee
Eden Godsoe (Chair)
Kathleen Philips
Karl Peterson

Summary Compensation
The following table sets forth the annual base salary and other compensation paid to each of the NEOs for the fiscal years ended December 31, 2023, December 31, 2022, and December 31, 2021.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation $(3)	All Other Compensation ($)(4)	Total ($)
Andrew Rubenstein	2023	$880,289	$3,823,493	$—	$1,103,000	$27,716	5,834,498
Chief Executive Officer	2022	789,231	1,414,915	848,087	720,000	23,962	3,796,195
	2021	763,846	1,067,062	630,351	1,053,000	22,824	3,537,083
Mathew Ellis	2023	366,154	351,582	—	227,500	24,232	969,468
Chief Financial Officer	2022	315,288	762,900	463,697	164,500	21,927	1,728,312
Derek Harmer	2023	435,577	796,890	—	297,500	23,168	1,553,135
General Counsel and Chief Compliance Officer	2022	419,077	375,492	225,066	198,688	22,188	1,240,511
	2021	406,461	384,140	226,925	310,000	20,081	1,347,607
Mark Phelan	2023	434,616	562,524	—	385,500	23,280	1,405,919
President, U.S. Gaming	2022	396,154	362,794	217,455	200,000	21,963	1,198,366

(1)The amounts reported in the “Stock Awards” column represent the grant date fair value of the RSUs and PSUs granted to the NEOs during the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021 as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation. Note that the amounts reported in this column reflect the accounting cost for these RSU and PSU grants and do not correspond to the actual economic value that may be received by the NEOs from the RSUs and PSUs.
(2)The amounts reported in the “Option Awards” column represent the grant date fair value of the stock options granted to the NEOs during the fiscal years ended December 31, 2022, and December 31, 2021 as computed in accordance with FASB ASC Topic 718. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the NEOs from the stock options.
(3)The amount reported in the “Non-Equity Incentive Plan Compensation” column represents the annual cash bonuses, which were approved by the Board, earned by the NEOs pursuant to the achievement of certain Accel and individual performance objectives.
(4)“All Other Compensation” consists of Accel’s matching contributions to Accel’s 401(k) plan or other retirement plan, health insurance premiums, vehicle allowances and travel expenses.
2023 Grants of Plan-Based Awards
The following table provides information concerning each grant of an award made in 2023 for each of our NEOs under any plan. This information supplements the information about these awards set forth in the “2023 Summary Compensation Table” above.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew Rubenstein
Annual Incentive	N/A	$551,500	$883,333	$2,206,000	—	—	—	—	$—
RSUs	3/14/2023	—	—	—	—	—	—	90,396	803,620
PSUs	3/14/2023	—	—	—	45,198	90,396	180,792	—	803,620
PSUs (2)	4/27/2023	—	—	—	173,416	—	520,247	—	2,216,252
Mathew Ellis
Annual Incentive	N/A	113,750	183,750	455,000	—	—	—	—	—
RSUs	3/14/2023	—	—	—	—	—	—	19,774	175,791
PSUs	3/14/2023	—	—	—	9,887	19,774	39,548	—	175,791
Derek Harmer
Annual Incentive	N/A	148,750	240,052	595,000	—	—	—		—
RSUs	3/14/2023	—	—	—	—	—	—	20,410	181,445
PSUs	3/14/2023	—	—	—	10,205	20,410	40,820	—	181,445
RSUs	7/15/2023	—	—	—	20,000	40,000	80,000	40,000	434,000
Mark Phelan
Annual Incentive	N/A	192,750	306,250	771,000	—	—	—	—	—
RSUs	3/14/2023	—	—	—	—	—	—	31,638	281,262
PSUs	3/14/2022	—	—	—	15,819	31,638	63,276	—	281,262

(1)The amounts reported reflect the threshold, target and maximum performance-based cash incentive compensation amounts that could have been paid for Fiscal Year 2023 under the 2023 annual incentive program for the NEOs. The types and weighting of the performance measures under that program are described in the “—Compensation Discussion & Analysis” section of this proxy statement.
(2)The Company granted Mr. Rubenstein 520,247 PSUs with absolute stock price hurdles that may be earned in tranches of one-third subject to Mr. Rubenstein’s continued employment through the end of the performance period if the Company’s volume-weighted average trading price (including reinvestment of dividends) over any 20 trading-day period ending on or prior to April 27, 2026 meets or exceeds stock price hurdles that are approximately 41%, 47% and 53% greater than the price on the grant date.

2023 Outstanding Equity Awards at Fiscal Year-End
The following table sets forth specified information concerning unexercised stock options, RSU and PSU awards for each of the NEOs outstanding as of December 31, 2023.

		Option Awards				Stock Awards
Name	Grant Date(1)	Number of securities underlying unexercised options (#)		Option Exercise Price($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested($)(2)
		Exercisable	Unexercisable
Andrew Rubenstein	2/27/2020(3)	55,000	110,000	$12.25	2/27/2030
	2/27/2020(3)	—	—	—		73,333	753,130
	7/13/2020(4)	32,500	19,500	9.41	7/13/2030
	7/13/2020(4)	—	—	—		22,462	230,685
	3/16/2021(4)	61,751	28,069	11.88	3/16/2031
	3/16/2021(4)	—	—	—	—	28,069	288,269
	3/14/2022(4)	48,704	62,619	12.71	3/14/2032	—	—
	3/14/2022(4)	—	—	—	—	62,619	643,097
	3/14/2023(7)	—	—	—	—	90,396	928,367
	3/14/2023(8)	—	—	—	—	90,396	928,367
	4/27/2023(9)	—	—	—	—	520,247	5,342,937
Mathew Ellis	2/27/2020(3)	10,000	20,000	12.25	2/27/2030	—	—
	2/27/2020(3)	—	—	—	—	20,000	205,400
	3/16/2021(4)	8,105	3,684	11.88	3/16/2031	—	—
	3/16/2021(4)	—	—	—	—	3,684	37,835
	3/14/2022(4)	5,573	7,165	12.71	3/14/2032	—	—
	3/14/2022(4)	—	—	—	—	7,165	73,585
	4/28/2022(5)	—	50,000	12.02	4/28/2032	—	—
	4/28/2022(5)	—	—	—	—	50,000	513,500
	3/14/2023(7)	—	—	—	—	19,774	203,079
	3/14/2023(8)	—	—	—	—	19,774	203,079
Derek Harmer	12/11/2018(6)	20,626	—	5.24	12/11/2024	—	—
	2/27/2020(3)	21,000	42,000	12.25	2/27/2030	—	—
	2/27/2020(3)	—	—	—	—	28,000	287,560
	7/13/2020(4)	13,000	3,000	9.41	7/13/2030	—	—
	7/13/2020(4)	—	—	—	—	4,631	47,560
	3/16/2021(4)	22,230	10,105	11.88	3/16/2031	—	—
	3/16/2021(4)	—	—	—	—	10,105	103,778
	3/14/2022(4)	12,925	16,618	12.71	3/14/2032	—	—
	3/14/2022(4)	—	—	—	—	16,618	170,667
	3/14/2023(7)	—	—	—	—	20,410	209,611
	3/14/2023(8)	—	—	—	—	20,410	209,611
	7/15/2023(10)	—	—	—	—	40,000	410,800
Mark Phelan	12/11/2018(6)	10,313	—	5.24	3/10/2025	—	—
	2/27/2020(3)	16,500	33,000	12.25	2/27/2030	—	—
	2/27/2020(3)	—	—	—	—	22,000	225,940
	7/13/2020(4)	7,313	1,687	9.41	7/13/2030	—	—
	7/13/2020(4)	—	—	—	—	3,056	31,385
	3/14/2022(4)	12,488	16,056	12.71	3/14/2032	—	—
	3/14/2022(4)	—	—	—	—	16,056	164,895

		Option Awards				Stock Awards
Name	Grant Date(1)	Number of securities underlying unexercised options (#)		Option Exercise Price($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested($)(2)
		Exercisable	Unexercisable
	3/14/2023(7)	—	—	—	—	31,638	324,922
	3/14/2023(8)	—	—	—	—	31,638	324,922
(1)This table does not include any shares of our Class A-2 common stock that NEOs received in connection with the consummation of the Business Combination.
(2)The dollar amounts shown are determined by multiplying the number of unvested shares or units by the closing price of our Class A-1 common stock on the New York Stock Exchange as of December 29, 2023, the last trading day of 2023, which was $10.27.
(3)Granted under the A&R LTIP. 1/3 of the shares subject to the option awards or RSU awards, as applicable, vested on January 1, 2023, 1/3 of the underlying shares vested on January 1, 2024 and the remaining 1/3 of the underlying shares will vest on January 1, 2025, in each case, so long as the grantee remains continuously employed or engaged by the Company or an affiliate, as applicable, from the date of grant through each such vesting date.
(4)Granted under the A&R LTIP. 1/4 of the shares subject to the option awards or RSU awards, as applicable, vested on the first anniversary of the grant date, and the remainder will vest as to 1/16 of the total award in quarterly installments thereafter, so long as the grantee remains continuously employed or engaged by the Company or an affiliate, as applicable, from the date of grant through each such vesting date.
(5)Granted to Mr. Ellis in connection with his promotion to Chief Financial Officer in April 2022. 1/4 of the shares subject to the option awards or RSU awards, as applicable, will vest on the second anniversary of the grant date, with the remainder vesting ratably on a quarterly basis over the subsequent two years, so long as the grantee remains continuously employed or engaged by the Company or an affiliate, as applicable, from the date of grant through each such vesting date.
(6)Granted under the 2016 Plan. The shares subject to the stock option vest over a five-year period, with 20% of the shares vesting on each anniversary of the grant date, subject to continued service with Accel through each vesting date. The options may be exercised for twelve months after the termination of the grantee’s employment with Accel.
(7)Granted under the A&R LTIP. 1/3 of the shares subject to the RSU award vested on March 14, 2024, 1/3 of the underlying shares will vest on March 14, 2025 and the remaining 1/3 of the underlying shares will vest on March 14, 2026, in each case, so long as the grantee remains continuously employed or engaged by the Company or an affiliate, as applicable, from the date of grant through each such vesting date.
(8)Granted under the A&R LTIP. The shares subject to the PSU award will vest at the end of the three-year performance period ending on December 31, 2026 subject to the achievement of certain performance-based vesting conditions.
(9)Granted to Mr. Rubenstein in connection with the amendment to his employment agreement in April 2023.The shares subject to the PSU award will vest at the end of the three-year performance period ending April 27, 2026 subject to the achievement of certain performance-based vesting conditions.
(10)Granted to Mr. Harmer in connection with the amendment to his employment agreement in July 2023. 1/3 of the shares subject to the RSU award will vest on July 15, 2024, 1/3 of the underlying shares will vest on July 15, 2025 and the remaining 1/3 of the underlying shares will vest on July 15, 2026, in each case, so long as the grantee remains continuously employed or engaged by the Company or an affiliate, as applicable, from the date of grant through each such vesting date.

2023 Stock Option Exercises and Stock Vested Table
The following table presents, for each of our NEOs, the number of shares of our Class A-1 common stock acquired upon the exercise of stock options or vesting and settlement of RSUs during fiscal year 2023 and the aggregate value realized upon the exercise of stock options and the vesting and settlement of RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($) (1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Andrew Rubenstein	—	$—	137,776	$1,259,863
Mathew Ellis	—	—	18,520	159,036
Derek Harmer	13,750	83,325	41,183	370,771
Mark Phelan	—	—	27,563	243,407
(1)The aggregate value realized upon the exercise of a stock option represents the difference between the aggregate market price of the shares of our Class A-1 common stock on the date of exercise and the aggregate exercise price of the stock option. Amounts shown are presented on an aggregate basis for all exercises that occurred during 2023.
(2)The aggregate value realized upon the vesting and settlement of an RSU is based on the closing price on the NYSE of our Class A-1 common stock on the date prior to the day of vesting. Amounts shown are presented on an aggregate basis for all vesting and settlement that occurred during 2023.
Employment Agreements
We have entered into employment agreements with each of our NEOs. Each of these employment agreements provide for at-will employment and generally include the named executive officer’s initial base salary and an indication of eligibility for an annual cash incentive award opportunity. Each of our NEOs is also eligible to participate in our annual performance bonus plan and employee benefit plans, including health insurance, that we offer to our employees. In addition, each of our NEOs has executed a form of our standard indemnification agreement.
Andrew Rubenstein
On January 28, 2013, Accel entered into an employment agreement with Andrew Rubenstein (as amended on April 7, 2017 (with an effective date of December 12, 2016) and January 31, 2019, as amended and restated on July 15, 2020, and as further amended on April 27, 2023). Under the terms of his employment agreement, Mr. Rubenstein is employed as the Chief Executive Officer of Accel, reporting to the Board. Mr. Rubenstein is entitled to receive an annual salary of $925,000 starting April 27, 2023, and, subject to Accel meeting certain performance objectives and the discretion of the Board, is eligible to receive an annual bonus with a target level of 100% of his base salary and earn a number of additional grants of equity-based incentive compensation awards on an annual basis in accordance with our annual grants to similarly situated senior executives and with a target level of 200% of his base salary starting July 15, 2020.
Accel or Mr. Rubenstein may terminate the employment at any time. In the event that Mr. Rubenstein is terminated by Accel for any reason other than cause, death or disability, he resigns for good reason, or the employment agreement is not renewed or otherwise extended by Accel after the third anniversary of the effective date, and the reason for such non-renewal or extension is not related to a termination for cause, disability or his death, Mr. Rubenstein will be entitled to receive an amount equal to the sum of his two most recent annual base salary and annual bonus payments made to him during the two fiscal years prior to the date of termination and two years of continued COBRA coverage. Under the employment agreement, Mr. Rubenstein is subject to non-competition and non-solicitation restrictions during his employment and for a period of three years thereafter.

Mathew Ellis
On June 6, 2019, Accel entered into an employment agreement with Mr. Ellis (as amended and restated on April 24, 2022, with an effective date of May 1, 2022). Under the terms of his employment agreement, Mr. Ellis is employed as Chief Financial Officer of Accel, reporting to the Chief Executive Officer. Mr. Ellis is entitled to receive an annual base salary of $350,000, and, subject to discretion of the Board and he will be eligible to receive a discretionary annual bonus with a target amount equal to 50% of the annual base salary and a discretionary annual equity-based incentive award grant commencing in calendar year 2023 with a target grant date value equal to 100% of the annual base salary.
Accel or Mr. Ellis may terminate the employment at any time upon prior written notice to the other party. In the event that Mr. Ellis is terminated by Accel for any reason other than cause, death or disability, or he resigns for good reason, Mr. Ellis will be entitled to receive an amount equal to the base salary and target bonus he received during the 12-month period prior to the date of such termination of employment, payable in installments over a 12-month period, and up to 12 months of continued COBRA coverage. Under the employment agreement, Mr. Ellis is subject to non-competition and non-solicitation restrictions during his employment and for a period of one year thereafter.
Derek Harmer
On July 9, 2012, Accel entered into an employment agreement with Derek Harmer (as amended on November 8, 2017, and July 9, 2018, as amended and restated on July 16, 2020 and as further amended on July 15, 2023). Under the terms of his employment agreement, Mr. Harmer is employed as the General Counsel and Chief Compliance Officer of Accel, reporting to the Chief Executive Officer. Mr. Harmer is entitled to receive an annual salary of $450,000, and, subject to discretion of the Board, long-term equity incentives with a target level of 100% of his base salary and an annual cash bonus with a target level of 55% of his base salary.
Accel or Mr. Harmer may terminate the employment at any time upon prior written notice to the other party. In the event that Mr. Harmer is terminated by Accel for any reason other than cause, death or disability, or he resigns for good reason, Mr. Harmer will be entitled to receive an amount equal to the base salary and target bonus he received during the 12-month period prior to the date of such termination of employment, payable in installments over a 12-month period, and up to 12 months of continued COBRA coverage. Under the employment agreement, Mr. Harmer is subject to non-competition and non-solicitation restrictions during his employment and for a period of one year thereafter.
Mark Phelan
On February 7, 2017, Accel entered into an employment agreement with Mr. Phelan (as amended and restated on March 15, 2021, and as further amended on February 24, 2023 and October 6, 2023). Under the terms of his employment agreement, Mr. Phelan is employed as President, U.S. Gaming of Accel, reporting to the Chief Executive Officer. Mr. Phelan is entitled to receive an annual base salary of $475,000, and, subject to discretion of the Board, long-term equity incentives with a target level of 140% of his base salary and an annual cash bonus with a target level of 70% of his base salary.
Accel or Mr. Phelan may terminate the employment at any time upon prior written notice to the other party. In the event that Mr. Phelan is terminated by Accel for any reason other than cause, death or disability, or he resigns for good reason, Mr. Phelan will be entitled to receive an amount equal to the base salary and target bonus he received during the 12-month period prior to the date of such termination of employment, payable in installments over a 12-month period, and up to 12 months of continued COBRA coverage. Under the employment agreement, Mr. Phelan is subject to non-competition and non-solicitation restrictions during his employment and for a period of one year thereafter.

Potential Payments upon Termination or Change in Control
The information below describes and quantifies certain compensation that would have been payable to each NEO if the NEO’s employment had terminated, or a change in control had occurred, on December 31, 2023, given the NEO’s compensation as of such date and, if applicable, based on our closing stock price on December 29, 2023, the last trading day of the year. These benefits are in addition to benefits available generally to salaried employees upon a termination of employment, such as payment of accrued but unpaid base salary, accrued but unpaid annual bonus, and vacation pay and distributions under our 401(k) plan (assuming the executive participated in the plan). The terms of their respective separation arrangements with us are described above in “—Employment Agreements.”
Except where otherwise noted, the following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our NEOs. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on December 31, 2023, and the price per share of our Class A-1 common stock was the closing price on the NYSE as of December 29, 2023, which was $10.27. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Qualifying Termination - No Change in Control
Name	Cash Severance $(1)	Bonus Payment ($)	Continuation of Medical Benefits $(2)	N/A	Total $
Andrew Rubenstein(4)	$1,669,520	$1,773,000	$11,983	$—	$3,454,503
Mathew Ellis(5)	366,154	164,500	15,012	—	545,666
Derek Harmer(5)	435,577	198,688	15,020	—	649,285
Mark Phelan(5)	434,616	200,000	15,584	—	650,200

Qualifying Termination - Change in Control
Name	Cash Severance $(1)	Bonus Payment ($)	Continuation of Medical Benefits $(2)	Value of Accelerated Vesting $(3)	Total $
Andrew Rubenstein(4)	$1,669,520	$2,656,333	$11,983	$9,131,622	$13,469,458
Mathew Ellis(5)	366,154	164,500	15,012	1,236,478	1,782,144
Derek Harmer(5)	435,577	198,688	15,020	1,442,167	2,091,452
Mark Phelan(5)	434,616	200,000	15,584	1,073,515	1,723,715
(1)The severance amount related to base salary was determined based on the amounts actually paid to the NEOs during the relevant periods.
(2)Reflects the estimated cost of Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (medical, dental and vision) continuation coverage, as applicable, during the severance period.
(3)The value of accelerated vesting is calculated based on the per share closing price on NYSE as of December 29, 2023, which was $10.27, less, if applicable, the aggregate exercise price of each outstanding unexercisable stock option. Each of the executive’s then outstanding unvested equity awards, including awards that would otherwise vest upon satisfaction of performance metrics or other factors, if applicable, other than the continuation of the executive’s employment with the Company, shall accelerate and become vested and exercisable with respect to 100% of the then-unvested shares subject to all equity awards. Does not include options which have an exercise price that exceeds per share closing price on NYSE as of December 31, 2023, referred to as “underwater” stock options. As of December 31, 2023, Mr. Rubenstein had 366,143 underwater options, Mr. Ellis had 104,527 underwater options, Mr. Harmer had 124,878 underwater options and Mr. Phelan had 78,044 underwater options.
(4)Amount represents two years of base salary and target annual bonus paid.
(5)Amount represents 12 months of base salary and annual bonus paid.

Chief Executive Officer Pay Ratio
The following table presents the median of the annual total compensation of all our employees (other than Mr. Rubenstein, our Chief Executive Officer), the annual total compensation of Mr. Rubenstein, our Chief Executive Officer, and the ratio between the two. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act.

Fiscal year 2023 Chief Executive Officer Compensation	$5,834,498
Fiscal year 2023 median employee annual total compensation	59,791
Ratio of Chief Executive Officer to median employee annual total compensation	98:1
In identifying our median employee, we continued to use the same employee chosen as of December 31, 2022, as there has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure.
To identify our median employee, we used a consistently applied compensation measure consisting of gross wages as reported on Form W-2, annualized for permanent employees who did not work for the entire year, excluding our Chief Executive Officer, for the 12-month period from January 1, 2022, through December 31, 2022. This compensation measure was consistently applied to all employees included in the calculation and reasonably reflects the annual compensation of our employees. We did not make any cost-of-living adjustment. We did not include any independent contractors or other non-employee workers in our employee population.
Using this approach, we selected the individual at the median of our employee population. We then calculated annual total compensation for this employee using the same methodology we use for our NEOs as set forth in our Summary Compensation table. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column for fiscal 2023 in our Summary Compensation table.
SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as the SEC explained when it adopted these rules, in considering the pay-ratio disclosure, stockholders should keep in mind that the rules were not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather were designed to allow stockholders to better understand and assess each particular company’s compensation practices and pay-ratio disclosures.
Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1),(2),(3) ($	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1),(2),(3) ($)	Value of Initial Fixed $100 Investment Based On:(4)		Net Income ($ Millions)	Adjusted EBITDA(5) ($ Millions)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$5,834,498	$8,940,591	$1,309,507	$1,718,872	$82.16	$106.68	$45.6	$181.4
2022	3,796,195	475,620	1,213,285	(893,684)	61.60	82.86	74.1	162.4
2021	3,537,083	5,169,869	1,479,351	2,785,193	104.16	110.71	31.6	139.7
2020	4,600,843	3,713,806	1,421,253	1,028,794	80.80	112.35	(0.4)	33.9
(1)Andrew Rubenstein was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023
Brian Carroll	Michael Marino	Mathew Ellis	Mathew Ellis
Derek Harmer	Derek Harmer	Brian Carroll	Derek Harmer
		Derek Harmer	Mark Phelan
Mark Phelan
Michael Marino
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. The fair value for the 2023 market-condition performance awards was determined using the Mote Carlo simulation

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards and Option Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2023	$5,834,498	$(3,823,493)	$6,929,586	$8,940,591

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	$1,309,507	$(570,332)	$979,697	$1,718,872

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2023	$5,796,725	$819,690	$313,171	$—	$6,929,586

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	$660,638	$261,396	$57,663	$—	$979,697

(4)The Peer Group TSR set forth in this table utilizes the Russell 3000 Casinos & Gambling Industry Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the Russell 3000 Casinos & Gambling Industry Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)We determined Adjusted EBITDA (as defined in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 28, 2024) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2023. This performance measure may not have been the most important financial performance measure for prior years, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”), and Peer Group TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the four most recently completed fiscal years, and the Russel 3000 Casino & Gambling Industry Index over the same period.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
TSR (12/31/2019 Indexed to $100)
10
8
6
4
2
0
-2
$125
$100
$75
$50
$25
$0
100.00
115.87
114.14
85.20
106.68
80.80
104.16
61.60
82.16
3.7
1.0
5.2
2.8
0.5
-0.9
8.9
1.7
2019
2020
2021
2022
2023
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Accel Entertainment, Inc. TSR
Russell 3000 Casinos & Gambling Industry Index TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the four most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
10
8
6
4
2
0
-2
125
100
75
50
25
0
-25
3.7
1.0
-0.4
5.2
2.8
31.6
0.5
-0.9
74.1
8.9
1.7
45.6
2020
2021
2022
2023
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Accel Entertainment, Inc. Net Income

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBITDA during the four most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Adjusted EBITDA
Compensation Actually Paid ($ Millions)
Adjusted EBITDA ($ Millions)
10
8
6
4
2
0
-2
200
160
120
80
40
0
3.7
1.0
33.9
5.2
2.8
139.7
0.5
-0.9
162.4
8.9
1.7
181.4
2020
2021
2022
2023
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Adjusted EBITDA

Most Important Financial Performance Measures
Adjusted EBITDA and revenues are the financial performance measure that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2023 to Company performance.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our stockholders are entitled to vote at the Annual Meeting to provide advisory approval of the compensation of our NEOs as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall total compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our Board or the Compensation Committee.
As described more fully in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program is designed to attract and retain superior employees in key positions to enable our Company to succeed in the highly competitive market for talent, while simultaneously aligning actual pay to Company performance and stockholder returns. We intend to provide a competitive target compensation package to our executives, tie a significant portion of pay to performance and utilize programs that align the interests of our executives with those of our stockholders. Our Compensation Committee and our Board believe that our executive compensation program fulfills these goals and is reasonable, competitive and appropriately aligned with our Company performance and the performance of our executives. We urge stockholders to read the Compensation Discussion and Analysis section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future.
We are asking our stockholders to indicate their support for the advisory approval of Accel’s executive compensation as described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the Company’s executive compensation as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table and the other related tables and disclosure.”
While this advisory vote is non-binding, our Board values the opinions that stockholders express in their votes and will, as a matter of good corporate practice, take into account the outcome of the vote when considering future compensation decisions.
Required Vote
Stockholder approval, on an advisory basis, of this Proposal Two will require the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.
Recommendation of the Board
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF ACCEL’S EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2023, with our management. The Audit Committee has discussed with its independent registered public accounting firm, KPMG LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as issued by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written communications from KPMG LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence. Based on the foregoing, the Audit Committee has recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
By: The Audit Committee
David W. Ruttenberg (Chair)
Eden Godsoe
Kathleen Philips
The information contained in the “Report of the Audit Committee” is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2024, and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
Prior to the Business Combination, KPMG LLP served as the independent registered public accounting firm for Pace. In addition, Accel had also engaged KPMG LLP as its independent registered public accounting firm prior to the Business Combination. Accordingly, KPMG LLP has provided auditing and accounting services to both Pace and Accel for the periods prior to and following the Business Combination.
Independent Registered Public Accounting Firm Fees and Services
Aggregate fees billed to the Company for audit services rendered by KPMG LLP for the audits of the Company’s annual financial statements for 2023 and 2022 and other services rendered by KPMG LLP during 2023 and 2022 are as follows:

	December 31, 2023	December 31, 2022
Audit fees	$3,032,700	$3,598,500
Audit-related fees	—	—
Tax fees	—	—
All other fees (1)	—	127,923
Total	$3,032,700	$3,726,423
(1)“All other fees” includes all fees paid that are not audit, audit-related, or tax services. These fees relate to permissible advisory services.
Audit Committee Pre-Approval Policies and Procedures
Our Audit Committee has adopted policies and procedures for the pre-approval of audit services, internal control-related services and permitted non-audit services rendered by our independent registered public accounting firm. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.
All of the services provided by KPMG LLP described above were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.
Vote Required
Ratification of the appointment of KPMG LLP to audit the consolidated financial statements of our Company for the fiscal year ending December 31, 2024, will require the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.
Recommendation of the Board
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans
The following table includes information as of December 31, 2023, for equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)(2)	3,415,784	$11.58	3,163,370
Equity compensation plans not approved by securityholders	n/a	n/a	n/a
(1)Includes our 2016 Plan and the A&R LTIP.
(2)Includes 3,163,370 shares of common stock available for issuance under the A&R LTIP, as of December 31, 2023. There are no shares of common stock available for issuance under our 2011 Plan or our 2016 Plan, but these plans continue to govern the terms of equity awards granted thereunder.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than ten percent of our Class A-1 common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock. Directors, executive officers, and ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of these reports filed by the Company’s officers, directors and stockholders, and written representations from our executive officers and directors that they filed such reports, we believe that our officers, directors, and stockholders complied with all filing requirements under Section 16(a) of the Exchange Act on a timely basis during fiscal year 2023, except for the following transactions, which were reported late:
•A Form 4 with respect to the transfer of shares of our Class A-1 common stock by Gordon Rubenstein on January 13, 2021;
•A Form 4 with respect to the vesting of RSUs held by Gordon Rubenstein on February 22, 2023;
•A Form 4 with respect to the vesting of RSUs held by David W. Ruttenberg on February 22, 2023;
•A Form 4 with respect to the vesting of RSUs held by Dee Robinson on February 22, 2023;
•A Form 4 with respect to the vesting of RSUs held by Kathleen Philips on February 22, 2023;
•A Form 4 with respect to the vesting of RSUs held by Kenneth B. Rotman on February 22, 2023;
•A Form 4 with respect to the vesting of RSUs held by Eden Godsoe on February 22, 2023;
•A Form 4 with respect to the vesting of RSUs held by Derek Harmer on July 15, 2023; and
•A Form 4 with respect to sales of shares of our Class A-1 common stock by Andrew Rubenstein, which was effected pursuant to a Rule 10b5-1 trading plan, on September 12, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 15, 2024, regarding the beneficial ownership of the Company’s Class A-1 common stock by:
•each person known to be the beneficial owner of more than 5% of the outstanding shares of Class A-1 common stock;
•each director and named executive officer of the Company; and
•all current executive officers and directors as a group.
The information below is based on an aggregate of 83,775,604 shares of Class A-1 common stock issued and outstanding as of March 15, 2024. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if she, he or it possesses sole or shared voting or investment power over that security, including RSUs that will vest within 60 days and options that are currently exercisable or will vest and become exercisable within 60 days.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Class A-1 common stock beneficially owned by the individuals below:

Name and Address of Beneficial Owners(1)	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Class A-1 Common Stock
5% Stockholders:
Clairvest (2)	16,898,868	20.17%
Darlington Partners Capital Management, LP (3)	8,098,349	9.67%
Greenvale Capital LLP (4)	5,450,000	6.51%
BlackRock, Inc.(5)	4,831,724	5.77%
Executive Officers and Directors:
Andrew Rubenstein (6)	8,824,576	10.18%
Mathew Ellis (7)	104,208	*
Derek Harmer (8)	309,778	*
Mark Phelan (9)	252,868	*
Karl Peterson (10)	2,540,515	3.03%
Gordon Rubenstein (11)	2,099,977	2.44%
Eden Godsoe	37,166	*
Kathleen Philips	40,000	*
Dee Robinson	—	*
Kenneth B. Rotman (12)	—	*
David W. Ruttenberg (13)	1,395,527	1.67%
All current executive officers and directors as a group (11 persons)(14)	15,604,615	17.90%
*Less than 1 percent.
(1)Unless otherwise noted, the business address of each of the persons and entities listed above is 140 Tower Drive, Burr Ridge, IL 60527.

(2)Includes shares beneficially owned by Clairvest Equity Partners V-A Limited Partnership, Clairvest Equity Partners V Limited Partnership and CEP V Co-Investment Limited Partnership. The address of each of the foregoing is c/o Clairvest Group Inc., 22 St. Clair Avenue East, Suite 1700, Toronto, Ontario, Canada M4T 2S3.
(3)Based solely on information contained in Amendment No. 4 to a Schedule 13G filed with the SEC jointly by Darlington Partners Capital Management, LP (“DPCM LP”), Darlington Partners GP, LLC (“DP GP”), Scott W. Clark, Ramsey B. Jishi and Darlington Partners, L.P. (“Darlington”) on January 31, 2024. Of the shares beneficially owned, DPCM LP, DP GP, Darlington, Mr. Clark and Mr. Jishi reported that each had sole voting and dispositive power with respect to 0 shares and shared voting and dispositive power with respect to 8,098,349 shares. DPCM LP is the investment adviser of private investment funds, including Darlington (together, the “Funds”). DP GP is the general partner of DPCM LP and the Funds. Mr. Clark and Mr. Jishi are the managers of DP GP. The address for each of the Reporting Persons is 300 Drakes Landing Road, Suite 250, Greenbrae, CA 94904.
(4)Based solely on information contained in Amendment No. 1 to a Schedule 13G filed with the SEC by Greenvale Capital LLP (“Greenvale”) on February 14, 2023. Of the shares beneficially owned, Greenvale reported that it had sole voting and dispositive power with respect to 5,450,000 shares and shared voting and dispositive power with respect to 0 shares. Greenvale, an English limited liability partnership, serves as an investment manager to certain funds and accounts that hold the shares. The address of the principal business office of Greenvale is 1st Floor, 1 Vere Street, London W1G 0DF, United Kingdom.
(5)Based solely on information contained in a Schedule 13G filed with the SEC by Blackrock, Inc. (“Blackrock”) on January 29, 2024. Of the shares beneficially owned, Blackrock reported that it had sole voting power with respect to 4,697,185 shares, sole dispositive power with respect to 4,831,724 shares and shared voting and dispositive power with respect to 0 shares. The address of the principal business office of Blackrock is 50 Hudson Yards, New York, NY 10001.
(6)Includes 4,286,146 shares beneficially owned by Mr. Rubenstein through Harry R, LLC, and 297,243 shares issuable upon settlement of RSUs that will vest within 60 days of March 15, 2024 and pursuant to options that are currently exercisable or may be exercised within 60 days of March 15, 2024.
(7)Includes 61,685 shares issuable upon settlement of RSUs that will vest within 60 days of March 15, 2024 and pursuant to options that are currently exercisable or may be exercised within 60 days of March 15, 2024.
(8)Includes 122,234 shares issuable upon settlement of RSUs that will vest within 60 days of March 15, 2024 and pursuant to options that are currently exercisable or may be exercised within 60 days of March 15, 2024.
(9)Includes 67,041 shares issuable upon settlement of RSUs that will vest within 60 days of March 15, 2024 and pursuant to options that are currently exercisable or may be exercised within 60 days of March 15, 2024.
(10)Includes 2,788,145 shares beneficially owned by Mr. Peterson through Peterson Capital Partners, L.P. Peterson Capital Partners, L.P.’s address if 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(11)Includes 1,995,627 shares beneficially owned by Mr. Rubenstein through Fund Indy LLC, The PrivateBank & Trust Company, as Custodian of the Gordon Rubenstein SEP RIA, and Gordon S. Rubenstein and Krista M. Ramonas Joint Revocable Trust.
(12)The address of Mr. Rotman is c/o Clairvest Group Inc., 22 St. Clair Avenue East, Suite 1700, Toronto, Ontario, Canada M4T 2S3. Mr. Rotman is the controlling stockholder of Clairvest.
(13)Includes shares beneficially owned by Mr. Ruttenberg, solely as trustee, or his successors in trust, of the David W. Ruttenberg Revocable Trust, as now or hereafter amended, and trough Crilly Court Trust and Grant Place Fund LLC.
(14)Includes (i) 14,996,412 shares held directly and indirectly by all current directors and current executive officers of the Company as a group and (ii) 608,203 shares held directly by all current directors and executive officers of the Company as a group issuable upon settlement of RSUs that will vest within 60 days of March 15, 2024 and pursuant to options that are currently exercisable or may be exercised within 60 days of March 15, 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than as described in “—Executive Compensation” the following is a summary of transactions since January 1, 2023, to which Accel has been a participant, in which:
•the amount involved exceeded or will exceed $120,000; and
•any of its directors, executive officers, or holders of more than 5% of its Class A-1 common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section entitled “Executive Compensation.”
Indemnification Agreements
We have entered into indemnity agreements with each of our directors and executive officers. Each indemnity agreement provides that, subject to limited exceptions, and among other things, Accel will indemnify the director or officer to the fullest extent not prohibited by the provisions of its bylaws and the Delaware General Corporation Law for claims arising in his or her capacity as our director or officer.
Review, Approval or Ratification of Transactions with Related Persons
The Board adopted a written related party transactions policy and charters of its Audit Committee and Nominating and Corporate Governance Committee that require that any transaction with a related person that must be reported under applicable rules of the SEC must be reviewed and approved or ratified by the Audit Committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by the Nominating and Corporate Governance Committee.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
Pursuant to Rule 14a-8 under the Exchange Act, any proposal that a stockholder of our Company wishes to have included in the proxy statement in connection with our 2025 Annual Meeting of Stockholders must be submitted to us no later than November 21, 2024.
In accordance with our current bylaws, stockholder proposals, including stockholder nominations for candidates for election as directors, that are intended to be presented by stockholders at the annual meeting of stockholders for the fiscal year ending December 31, 2024 but not submitted for inclusion in the proxy statement for our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8, must be received by us no earlier than January 9, 2025 and no later than February 8, 2025, unless we change the date of our 2024 annual meeting more than 30 days before or more than 60 days after May 4, 2025, in which case stockholder proposals must be received by us not later than the later of the 90th day prior to the date of the 2025 annual meeting or the close of business on the 10th day following the day on which we first make a public announcement of the date of such meeting. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. All stockholder proposals must include the specified information described in our bylaws and follow the procedures outlined in Rule 14a-8 under the Exchange Act. Stockholders are advised to review the bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and nominations.
In addition to satisfying the requirements under our bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 10, 2025.
Proposals and other items of business should be directed to the attention of the General Counsel and Chief Compliance Officer at our principal executive offices, 140 Tower Drive, Burr Ridge, Illinois 60527.

OTHER MATTERS
We know of no other matters to be submitted at the meeting other than those previously mentioned. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board may recommend.
Dated: March 21, 2024

ACCEL ENTERTAINMENT, INC.
140 TOWER DRIVE
BURR RIDGE, IL 60527

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 8, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ACEL2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 8, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V35652-P08672

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACCEL ENTERTAINMENT, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Gordon Rubenstein
02) David W. Ruttenberg

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com.

V35653-P08672

ACCEL ENTERTAINMENT, INC.
Annual Meeting of Shareholders
May 9, 2024 at 1:00 PM, Central Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Andrew Rubenstein and Derek Harmer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A-1 Common Stock of ACCEL ENTERTAINMENT, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 PM, Central Time, May 9, 2024, virtually at www.virtualshareholdermeeting.com/ACEL2024.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side